NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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WPS RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WPS RESOURCES CORPORATION

700 North Adams Street, P. O. Box 19001, Green Bay, Wisconsin 54307-9001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2005

The WPS Resources annual meeting will be held on Thursday, May 19, 2005, at 10 a.m., Central daylight time, at the Weidner Center, on the campus of the University of Wisconsin - Green Bay, 2420 Nicolet Drive, Green Bay, Wisconsin. Our shareholders are asked to vote to:

1.	Elect Albert J. Budney, Jr., James L. Kemerling and John C. Meng to three-year terms on the Board of Directors or until their successors have been duly elected;

2.	Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for WPS Resources and its subsidiaries for 2005;

3.	Approve the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan, which authorizes 1.6 million shares of Common Stock for future grants;

4.	Approve the amended and restated WPS Resources Corporation Deferred Compensation Plan, which increases the number of shares of Common Stock available for future grants by 500,000 shares; and

5.	Transact any other business properly brought before the annual meeting and any adjournment or postponement thereof.

If you held shares in WPS Resources at the close of business on March 24, 2005, you are entitled to vote at the annual meeting.

You may vote your shares over the Internet at www.voteproxy.com, by calling toll-free (800) 776-9437, by completing and mailing the enclosed proxy card, or in person at the annual meeting. We request that you vote in advance whether or not you attend the annual meeting. You may revoke your proxy at any time prior to the vote at the annual meeting and vote your shares in person at the meeting or by using any of the voting options provided. Please review the proxy statement and follow the directions closely in exercising your vote.

WPS RESOURCES CORPORATION

BARTH J. WOLF

Secretary and Manager - Legal Services

Green Bay, Wisconsin

April 8, 2005

The board of directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the alternative voting options provided.

2005 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

i

This proxy statement, the accompanying Notice of Annual Meeting of Shareholders and proxy card are being mailed to shareholders on or about April 8, 2005, and are furnished in connection with the solicitation of proxies by the board of directors of WPS Resources Corporation.

FREQUENTLY ASKED QUESTIONS

Q:	Why have I received these materials?

A:	All WPS Resources’ shareholders were sent these proxy materials. You are asked to elect three members to the board of directors, ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2005 for WPS Resources, approve the 2005 Omnibus Incentive Compensation Plan, approve the amended and restated Deferred Compensation Plan and vote on any other business that may be properly brought before the annual meeting.

Q:	Who can attend the annual meeting?

A:	Anyone who is a shareholder as of the close of business on March 24, 2005, may attend the annual meeting and vote.

Q:	How are directors elected?

A:	A plurality of votes cast at the annual meeting is required to elect directors (assuming a quorum is present). Three directors will be elected at the annual meeting. “Plurality” means the three individuals who receive the largest number of votes will be elected as directors. Shares not voted at the annual meeting will not affect the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Abstentions, broker non-votes and votes withheld will be treated as shares not voted.

Q:	What constitutes a quorum?

A:	A quorum is the number of shares that must be voted at a meeting to lawfully conduct business. Votes of a majority of the shares entitled to vote constitute a quorum. As of the record date of March 24, 2005, a total of 37,791,410 shares were eligible to vote. Votes of 18,895,706 shares will constitute a quorum.

Q:	What are the items to be voted on?

A:	Items you are asked to vote on are the election of three directors, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for WPS Resources and its subsidiaries for 2005, approval of the 2005 Omnibus Incentive Compensation Plan and approval of the amended and restated Deferred Compensation Plan. Additional matters may be voted on at this annual meeting if they are properly presented at the meeting.

Q:	What happens if additional proposals are presented at the meeting?

A:	Our By-laws require advance notice of any matter to be brought before the annual meeting. We have not received any notice. Therefore, we are not required to present any other issues at the meeting. Additional issues may be presented at the discretion of WPS Resources. If an additional proposal is brought up, the shares represented by proxy will be voted in accordance with the discretionary judgment of the appointed proxies, Larry L. Weyers and Barth J. Wolf.

Q:	Who tabulates the votes?

A:	Our independent transfer agent, American Stock Transfer & Trust Company, tabulates the votes.

Q:	Is my vote confidential?

A:	Yes. American Stock Transfer & Trust Company will hold your vote in confidence. Whether you vote your shares by Internet, telephone or mail, your vote will be received directly by American Stock Transfer & Trust Company. American Stock Transfer & Trust Company will serve as inspector, count all the proxies or ballots submitted and report the vote at the annual shareholder meeting on May 19, 2005.

Q:	Do I need to attend the annual meeting in order to vote?

A:	No. You can vote at any time prior to the annual meeting by using the Internet, by telephone or by returning the completed proxy card in the enclosed envelope. You may also vote in person by submitting your proxy card at the annual meeting.

Q.	Who can vote?

A:	Anyone who owned WPS Resources common stock as of the close of business on March 24, 2005, can vote. Each share is entitled to one vote.

Q:	How do I vote?

A:	You may vote your shares in any of four methods:

1)	Over the Internet at www.voteproxy.com,

2)	Over the telephone by calling toll-free (800) 776-9437,

3)	Through the mail by returning your completed, signed and dated proxy card in the enclosed prepaid envelope, or

4)	In person at the annual meeting.

Instructions to vote your shares over the Internet or telephone are provided on your proxy card. Your completed proxy will be voted according to your instructions. If you return an incomplete proxy card, your proxy will be voted FOR the election of Albert J. Budney, Jr., James L. Kemerling and John C. Meng, FOR the ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for WPS Resources and its subsidiaries for 2005, FOR approval of the 2005 Omnibus Incentive Compensation Plan and FOR approval of the amended and restated Deferred Compensation Plan. You have the right to change your vote any time before the meeting by:

1)	Notifying us in writing,

2)	Revoting over the telephone or Internet,

3)	Voting in person at the annual meeting, or

4)	Returning a later-dated proxy card.

By voting your shares, you also authorize your shares to be voted on any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting in accordance with the best judgment of the appointed proxies, Larry L. Weyers and Barth J. Wolf.

You may vote over the Internet or telephone until midnight Eastern time on May 18, 2005.

Q:	Do I need to return the proxy card if I vote over the Internet or telephone?

A:	No. If you vote your proxy over the Internet or telephone, you should not mail your proxy card, unless you want to change your vote. If you return your proxy card after voting over the Internet or telephone, it will be counted as if you intended to change your vote.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	If your shares are held in a brokerage account, you will receive a full meeting package including a voting instruction form to vote your shares. Your brokerage firm may permit you to vote by the Internet or by telephone. Brokerage firms have the authority under New York Stock Exchange rules to vote their client’s unvoted shares on certain routine matters. If you do not vote, your brokerage firm may choose to vote for you on routine matters or they may leave your shares unvoted. Approval of the executive compensation plans is not considered routine and can only be voted by your broker with your specific instructions. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

Q:	What are the Board of Directors’ voting recommendations?

A:	The board recommends shareholders vote FOR the election of all of the proposed directors, FOR the ratification of the selection of Deloitte & Touche as independent registered public accounting firm for 2005, FOR approval of the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan and FOR approval of the amended and restated WPS Resources Corporation Deferred Compensation Plan.

Q:	What if I receive more than one proxy card?

A:	If you receive more than one proxy card this means your shares are in more than one account. Please vote all the shares that you own. If you would like to consolidate your accounts and receive only one proxy card in the future, please contact our transfer agent, American Stock Transfer & Trust Company, at (800) 236-1551 or www.amstock.com.

Q:	How are shares in the Employee Stock Ownership Plan Trust voted?

A:	If you own stock in the Wisconsin Public Service Employee Stock Ownership Plan, you may vote your shares in any of the following three methods:

1)	Over the Internet at www.voteproxy.com,

2)	Over the telephone by calling toll-free (800) 776-9437, or

3)	Through the mail by returning your completed, signed and dated proxy card in the enclosed prepaid envelope.

Your vote must be received by May 17, 2005 to be voted at the annual meeting. Stock owned in the Wisconsin Public Service Employee Stock Ownership Plan, may NOT be voted in person at the annual meeting.

American Stock Transfer & Trust Company will tabulate the ESOP vote. The results of the vote received from ESOP participants will serve as voting instructions to the plan trustee. The trustee of the plan, as of the record date, is Wells Fargo Bank Minnesota, National Association. The trustee will vote the plan shares as instructed by plan participants. The trustee will not vote any proxy not voted by participants. American Stock Transfer and Wells Fargo will keep how you vote your shares confidential.

Q:	How can a shareholder communicate with the Board of Directors directly?

A:	Any shareholder may communicate with the board of directors (or an individual director serving on the board of directors) by sending written communications, addressed to any director or to the board of directors as a group, in care of WPS Resources’ Corporate Secretary, WPS Resources Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001. The Corporate Secretary will ensure that this communication (assuming it is properly marked to the board of directors or a specific director) is delivered to the board of directors or the specified director, as the case may be.

Q:	When are shareholder proposals due to be included in the proxy for the 2006 annual meeting?

A:	Shareholder proposals must be received in writing by December 9, 2005, to be included in next year’s proxy statement. Proposals should be submitted to Barth J. Wolf, Secretary and Manager - Legal Services, WPS Resources Corporation, P. O. Box 19001, Green Bay, Wisconsin 54307-9001.

Q:	How can I help reduce costs for WPS Resources?

A:	You can help WPS Resources reduce costs by subscribing to electronic delivery of your annual report, proxy statement and other shareholder communications. If you subscribe to this free service, you will receive future copies of WPS Resources’ annual reports, proxy statements and other shareholder communications over the Internet. You will receive the material quicker, reduce costs for WPS Resources and help the environment. Subscribers will receive an e-mail when the annual report, proxy statement and other material become available. This would be no later than the day WPS Resources mails the paper documents. The e-mail will provide you with instructions to access the documents over the Internet.

Q:	How can I subscribe to electronic delivery of annual reports and proxy statements?

A:	You can subscribe to electronic delivery of future annual reports, proxy statements and other shareholder communications over the Internet when you vote your proxy or by going directly to www.voteproxy.com. When you reach the Web page:

•	Click on “Account Access,”
•	Enter your account number and social security number (without any dashes) in the boxes near the bottom of the screen,
•	Click on “submit,”
•	Click on “Receive Company Mailings via e-mail,”
•	Provide your e-mail address and
•	Click on “go.”

Q:	Where can I find voting results from the meeting?

A:	The annual meeting voting results will be published in the Form 10-Q for the second quarter of 2005, available no later than August 9, 2005, on WPS Resources’ Web site (www.wpsr.com), under Investor Information and then SEC Filings.

Q:	May I review the presentation made at the meeting if I can’t attend?

A:	Yes. The speech from our chief executive officer will be posted on WPS Resources’ Web site under Investor Information and then Presentations.

ELECTION OF DIRECTORS

Our board of directors is currently made up of nine directors. The nine directors are divided into three classes. Each year one class of directors is elected to a three-year term.

Individuals nominated for election are:

Class B -- Term Expiring in 2005

Name	Age	Principal Occupation	Director Since
Albert J. Budney, Jr.	57	Retired 2002 - Present Director and President Niagara Mohawk Holdings, Inc. Syracuse, NY (Holding company for electric and gas operations) 1999 - 2002	2002

James L. Kemerling	65	Chairman and Chief Executive Officer Award Hardwood Floors, LLP Wausau, WI 2003 - present (Manufacturer of hardwood flooring) President and Chief Executive Officer Riiser Oil Company, Inc. Wausau, WI (Distributor of petroleum products) 1999 - present	1988

John C. Meng	60	Chairman of the Board Schreiber Foods, Inc. Green Bay, WI (Manufacturer of cheese products and frozen entrees) 1999 - present	2000

The board of directors has no reason to believe that any of these nominees will be unable or unwilling to serve as a director if elected. If any nominee is unable or unwilling to serve, the shares represented by proxies solicited by the board will be voted for the election of another person the board may recommend.

The board of directors recommends a vote “FOR” the election to the board of each of the foregoing nominees.

Current directors not standing for election this year are:

Class C -- Term Expiring in 2006

Name	Age	Principal Occupation	Director Since
Kathryn M. Hasselblad-Pascale	56	Managing Partner Hasselblad Machine Company, LLP Green Bay, WI (Manufacturer of automatic screw machine products) 1999 - present	1987

William F. Protz, Jr.	60	Consultant Santa’s Best, LLP Northfield, IL (Manufacturer and supplier of Christmas decorations and accessories) 2003 - present	2001

		President and Chief Executive Officer Santa’s Best, LLP 1991 - 2003

Larry L. Weyers	59	Chairman, President and Chief Executive Officer WPS Resources Corporation Green Bay, WI 1998 - present	1996

Class A -- Term Expiring in 2007

Name	Age	Principal Occupation	Director Since
Richard A. Bemis	63	President and Chief Executive Officer Bemis Manufacturing Company Sheboygan Falls, WI (Manufacturer of toilet seats, contract plastics and wood products) 1998 - present	1983

Ellen Carnahan	49	Managing Director William Blair Capital Partners, LLC Chicago, IL (Investment firm) 1999 - present	2003

Robert C. Gallagher	66	Chairman Associated Banc-Corp. Green Bay, WI (Diversified multi-bank holding company) 2003 - present	1992

		President and Chief Executive Officer Associated Banc-Corp. 2000 - 2003

		President and Chief Operating Officer Associated Banc-Corp. 1999 - 2000

On February 10, 2005, the board of directors reviewed the business and other relationships of all directors of WPS Resources. The board affirmatively determined that all non-management directors are independent as defined in the New York Stock Exchange listing standards, meet the independence standards adopted by the board of directors (set forth below) and have no other material relationships with WPS Resources. In addition, Richard A. Bemis, Albert J. Budney, Jr., Ellen Carnahan and William F. Protz, Jr. meet additional independence standards for audit committee members.

Categorical Independence Standards for Directors

A director who at all times during the previous three years has met all of the following categorical standards shall be presumed to be independent:

1.	WPS Resources has not employed the director, and has not employed (except in a non-executive officer capacity) any of his or her immediate family members. Employment as an interim Chairman or Chief Executive Officer shall not disqualify a director from being considered independent following that employment.

2.	Neither the director, nor any of his or her immediate family members, has received more than $100,000 per year in direct compensation from WPS Resources, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of WPS Resources need not be considered in determining independence under this test.

3.	The director has not been employed by, or affiliated with WPS Resources’ present or former internal or external auditor, nor have any of his or her immediate family members been so employed or affiliated (except in a non-professional capacity).

4.	Neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which any of WPS Resources’ present executives serve on the compensation (or equivalent) committee of another company that employs the director or any of his or her immediate family members in an executive officer capacity.

5.	Neither the director, nor any of his or her immediate family members (except in a non-executive officer capacity), has been employed by a company that makes payments to, or receives payments from, WPS Resources for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues.

6.	Neither the director, nor any of his or her immediate family members, has been an employee, officer or director of a foundation, university or other non-profit organization to which WPS Resources gives directly, or indirectly through the provision of services, more than $1 million per annum or 2 percent of the total annual donations received (whichever is greater).

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of WPS Resources and its subsidiaries for the year ending December 31, 2005, as well as its internal control over financial reporting as of December 31, 2005 and requests that the shareholders ratify such selection. If shareholders do not ratify the selection of Deloitte & Touche LLP, the audit committee will reconsider the selection.

Audit services provided by Deloitte & Touche in 2004 included the audit of consolidated financial statements of WPS Resources and its subsidiaries; reviews of interim consolidated financial information; audit of management’s assessment that WPS Resources maintained effective internal control over financial reporting and WPS Resources’ internal control over financial reporting as of December 31, 2004 and consultations on matters related to accounting and financial reporting.

Deloitte & Touche also provided certain audit related and nonaudit services to WPS Resources and its subsidiaries during 2004, which were reviewed by the audit committee and are more fully described later in this proxy statement.

Representatives of Deloitte & Touche are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Assuming a quorum is present at the annual meeting, to ratify the Audit Committee’s selection of Deloitte & Touche as the independent registered public accounting firm for 2005, the number of votes cast in favor of ratification must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” ratification, and will be disregarded in the calculation of “votes cast.” A “broker non-vote” occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person, but declines to vote on a particular matter because the broker does not have authority to vote on the matter.

The board of directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for WPS Resources and its subsidiaries for 2005.

APPROVAL OF THE

WPS RESOURCES CORPORATION

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

The board of directors of WPS Resources adopted the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan (the “2005 Incentive Compensation Plan”), subject to approval by the holders of common stock at the WPS Resources 2005 Annual Meeting of Shareholders.

The board seeks shareholder approval of the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan, which authorizes 1.6 million shares of Common Stock for use in future grants made under the plan. If the 2005 Incentive Compensation Plan is approved, no further grants will be made under the WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan (the “2001 Omnibus Incentive Compensation Plan”), although the 2001 Omnibus Incentive Compensation Plan will continue to operate in accordance with its terms with respect to grants previously made.

The board also seeks approval of the plan to satisfy requirements of tax law necessary to preserve WPS Resources’ ability to claim tax deductions for compensation to executive officers that may exceed $1 million as a result of awards provided by this plan. Internal Revenue Code Section 162(m) limits the tax deduction for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four most highly compensated executive officers. “Performance based” compensation meeting certain requirements is not counted against the $1 million limit and remains fully deductible for tax purposes. Shareholder approval of the general business criteria of this plan and the maximum amounts that may be awarded under the plan, even without shareholder approval of specific targeted levels of performance, will qualify the incentive awards under this plan as performance based compensation and is expected to allow full tax deductibility of any performance-based awards under this plan for the next five years.

Plan Description

The 2005 Incentive Compensation Plan provides both short-term (annual) and long-term incentive awards for eligible employees. Annual incentive awards are paid in cash and take the form of annual performance rights. Long-term incentive awards are stock-based, and may take the form of performance stock rights (“Performance Shares”), stock options (“Options”), stock appreciation rights (“SARs”), or other stock-based awards, such as restricted stock (“Other Stock Awards”). Performance Shares, Options, SARs, and Other Stock Awards are sometimes collectively referred to as “Plan Awards.” Final Awards are defined as awards ultimately issued pursuant to an annual performance right or a performance stock right. As noted above, the board seeks shareholder approval of the 2005 Incentive Compensation Plan, which authorizes the issuance of 1.6 million shares of Common Stock for use in future grants. Of the 1.6 million total shares of Common Stock, no more than 400,000 will be used for grants of Performance Shares and Other Stock Awards.

Material Terms of the 2005 Omnibus Incentive Compensation Plan

The following summary description of the 2005 Incentive Compensation Plan is subject in all respects to the full text of the 2005 Incentive Compensation Plan. A copy of the 2005 Incentive Compensation Plan will be furnished without charge to any person entitled to receive a copy of WPS Resources’ Form 10-K upon written request to WPS Resources Corporation, Attention: Barth J. Wolf, Secretary and Manager - Legal Services, P.O. Box 19001, Green Bay, Wisconsin 54307-9001.

Purpose:

The 2005 Incentive Compensation Plan is designed to:

•	Attract and retain executives and other key employees of outstanding training, experience and ability;

•	Motivate key employees by means of performance-related incentives to achieve performance goals; and
•	Enable key employees to participate in the growth and financial success of WPS Resources.

Stock Subject to the Plan:

The total number of shares of WPS Resources’ Common Stock available for awards under the 2005 Incentive Compensation Plan will be 1,600,000 shares subject to adjustment for stock splits, stock dividends and certain other transactions or events affecting WPS Resources’ Common Stock. During any calendar year during any part of which the 2005 Incentive Compensation Plan is in effect, a maximum of 250,000 shares of WPS Resources’ Common Stock may be subject to Options or SARs that may be granted to an individual, who on the last day of a taxable year, is the chief executive officer of WPS Resources or any of the other four highest compensated officers of WPS Resources and its subsidiaries (each a “Covered Executive”) and a maximum of 50,000 shares of WPS Resources’ Common Stock may be granted as Final Awards in any calendar year pursuant to Performance Stock Rights (as described below) or other performance-based awards to any Covered Executive. In each case the maximum number is subject to adjustment for stock splits, stock dividends and certain other transactions and events.

Administrator:

The Compensation Committee of WPS Resources’ board of directors or any other committee which the board may appoint, which in either case consists of not less than two members of the board each of whom meets the “outside” director requirements of Section 162(m) of the Internal Revenue Code (the “Code”), the New York Stock Exchange independence requirements, and the “non-employee director” requirements of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”) (either referred to as the “Committee”) will administer the 2005 Incentive Compensation Plan. The 2005 Incentive Compensation Plan authorizes the Committee to establish rules and regulations as it may deem appropriate for the proper administration of the 2005 Incentive Compensation Plan, and to make determinations under and interpretations of the 2005 Incentive Compensation Plan and to take other steps in connection with the 2005 Incentive Compensation Plan and Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The board may also exercise any authority granted to the Committee except to the extent that the grant or exercise of authority by the board would cause any qualified performance-based award to cease to qualify for exemption under Section 162(m) of the Code. The Committee may delegate any or all of its powers and duties under the 2005 Incentive Compensation Plan, including its authority to make awards under the 2005 Incentive Compensation Plan or to grant waivers of 2005 Incentive Compensation Plan conditions, to one or more other persons or committees as it shall appoint provided the Committee may not delegate its authority to:

•	Act on matters affecting any participant who is subject to the reporting requirements of Section 16(m) of the Exchange Act, or the liability provisions of Section 16(b) of the Exchange Act; or
•	Amend or modify the 2005 Incentive Compensation Plan.

Annual Performance Rights and Final Awards:

The Committee may from time to time grant or authorize the granting of Annual Performance Rights under the 2005 Incentive Compensation Plan to such officers or other employees of WPS Resources or any of its subsidiaries, or of any joint venture in which WPS Resources or any of its subsidiaries has a substantial equity interest (each, an “Employee”) as the Committee may select. An Annual Performance Right is the right to receive up to the amount described in a participant’s award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and conditions of the award agreement and the 2005 Incentive Compensation Plan. The Target Award is the amount of compensation or the number of shares of WPS Resources’ Common Stock to be earned by a participant if all the Performance Goals are achieved at the specified level. Performance Goals for Covered Executives will be a performance measure that is based upon one or more of the following business criteria which the Committee establishes with respect to WPS Resources and/or any of its subsidiaries or a division, business unit or component of WPS Resources or a subsidiary: asset change, asset turnover, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value-added, environmental health, safety, increase in customer base, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, operations and maintenance reduction, productivity, response time, profits before tax, quality/customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, system reliability, total shareholder return, variable margin and working capital. Performance goals for a participant who is not a Covered Executive may be based on one or more of the business criteria described above or any other criteria based on individual, business unit, subsidiaries, group or Company performance selected by the Committee. A Performance Formula is applied to the Performance Goals in determining the percentage, not to exceed 200%, of the Target Award earned by the participant with respect to a Plan Award.

A Final Award of $2 million is the maximum amount that may be granted to a Covered Executive with respect to one or more Annual Performance Rights during any calendar year during any part of which the 2005 Incentive Compensation Plan is in effect.

Prior to the grant of any Annual Performance Right, the Committee will determine the terms of the Annual Performance Right including:

•	The Target Award,
•	One or more Performance Goals to measure performance,
•	The Performance Formula to apply against the Performance Goals in determining the amount of compensation earned under the Performance Right as a percentage of the Target Award, and
•	The Performance Period (the period for which performance with respect to one or more Performance Goals is to be measured).

The Performance Period may not commence more than 90 days prior to the date of grant of the Performance Right. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal, which if not met, would result in no Final Award being made to any Participant with respect to the Performance Goal. During and after the Performance Period but prior to determination of the Final Award, the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms of a Performance Right granted to a participant who is not a Covered Executive. Each Annual Performance Right will be evidenced by an award agreement in a form determined by the Committee.

As soon as practicable, following the completion of the Performance Period relating to any Annual Performance Right, the Committee will determine the extent to which the participant achieved the Performance Goals and the amount of compensation to be awarded as a Final Award. The Committee may in its sole discretion reduce the amount of any Final Award or increase the amount of any Final Award awarded to any participant who is not a Covered Executive. Any determination shall take into account:

•	The extent to which the Performance Goals were, in the Committee’s sole opinion, achieved;

•	Individual performance by the participant during the performance period; and
•	Such other factors as the Committee may deem relevant, including changes in circumstances or unforeseen events.

The Final Award will be payable to the participant in cash unless the participant elects to defer its payment pursuant to the WPS Resources Corporation Deferred Compensation Plan.

Performance Stock Rights and Final Awards:

The Committee may from time to time grant or authorize the granting of Performance Stock Rights to such Employees as the Committee may select and for such number of shares of WPS Resources’ common stock as it may designate subject to the limitations specified in the 2005 Incentive Compensation Plan. A Performance Stock Right is the right to receive, without payment to WPS Resources, up to the number of shares of WPS Resources’ common stock described in the participant’s award agreement, taking into account the Target Award and the Performance Formula upon the attainment of one or more Performance Goals, subject to the terms of the award agreement and the 2005 Incentive Compensation Plan.

Prior to the grant of any Performance Stock Right, the Committee will determine the terms of the Performance Stock Right, including the Target Award, Performance Goal, Performance Formula and Performance Period. The Committee at any time prior to granting the Final Award will also determine the period of time, if any, during which the disposition of shares of WPS Resources’ common stock issuable under the Performance Stock Rights will be restricted. The Committee may also determine that any participant will be entitled to receive Dividend Equivalents, i.e., payment of the same amount of cash or other credit in the same amount as he or she would have received as cash dividends during the Performance Period if the participant had owned the number of shares of WPS Resources’ common stock equal to the Target Award. Dividend Equivalents may be paid in cash on dividend payment dates or at the time of the Final Award or in shares of WPS Resources’ common stock, all as the Committee may determine. Final Awards are made in the manner previously described with respect to Annual Performance Rights but are payable in shares of WPS Resources’ common stock unless the participant elects to defer payment pursuant to the WPS Resources Corporation Deferred Compensation Plan.

Options:

The Committee may from time to time authorize the granting of Options to officers and other key salaried Employees as the Committee may select. Each Option will be a nonqualified stock option unless the Committee at the time of grant designates the Option as an “incentive stock option” as such term is defined in Section 422 of the Internal Revenue Code (“ISO”).

Option Price:

The Committee will determine the per share option price which will be not less than the fair market value of WPS Resources’ common stock on the date of the grant of the Option.

Option Period:

The Committee will determine the term of each Option. The term of an Option, however, may not exceed a period of ten (10) years from the date of its grant.

Exercise of Option:

Unless the Committee shall provide otherwise, the participant may make any payment for shares of WPS Resources’ common stock purchased upon exercise of an Option granted under the 2005

Incentive Compensation Plan in cash, by delivery of shares of WPS Resources’ common stock which have been beneficially owned by the participant for at least six months or by a combination of cash and stock, at the election of the participant. The Committee may also permit payment through a cashless exercise executed through a broker.

ISO’s Option Period Maximum Value:

Options, which are ISOs, may be exercised no later than three months after termination of employment by reason of death, early or normal retirement or total and permanent disability. The aggregate fair market value of the stock for which an ISO is exercisable for the first time by a participant during any calendar year under the 2005 Incentive Compensation Plan or any other plan of WPS Resources or any subsidiary may not exceed $100,000. To the extent the fair market value of the shares of WPS Resources’ common stock attributable to ISOs first exercisable in any calendar year exceeds $100,000, the excess portion of the ISO will be treated as a nonqualified option.

SARs:

WPS Resources may grant SARs in tandem with Options or separate from any Option granted under the 2005 Incentive Compensation Plan. SARs entitle the participant to receive an amount equal to the excess of the fair market value of one share of WPS Resources’ common stock on the date of exercise over the per share grant or option price multiplied by the number of shares in respect of which the participant exercises the SARs. If the Committee grants SARs independent of an Option, the grant price of the SARs will be not less than the fair market value of a share of WPS Resources’ common stock on the date of grant multiplied by the number of shares subject to the SARs. Upon exercise of SARs, WPS Resources generally will pay the participant in WPS Resources common stock, although for certain types of SARs, the 2005 Incentive Compensation Plan permits WPS Resources to pay the participant in cash, WPS Resources common stock or a combination of stock and cash.

In the case of a SAR issued in tandem with an Option, the total number of shares of WPS Resources’ common stock that a participant may receive upon exercise of a SAR for stock may not exceed the total number of shares subject to the related Option or portion of Option. The total amounts of cash that a participant may receive upon exercise of a SAR for cash (where an exercise for cash is permitted) may not exceed the fair market value on the date of exercise of the total number of shares subject to the related Option or portion of Option.

With respect to Options issued in tandem with SARs, the right of a participant to exercise the SAR will be cancelled if and to the extent the participant exercises the related Option, and the right of a participant to exercise an Option will be cancelled if and to the extent the participant exercises the related SAR.

Stock and Other Stock-Based Awards:

The Committee may from time-to-time grant to officers and other key salaried Employees as the Committee may select other stock-based awards which may include awards of restricted stock, “stock units,” phantom stock and options containing terms differing from options otherwise granted pursuant to the 2005 Incentive Compensation Plan. The Committee has authority to determine all terms and conditions of the other stock-based awards including whether the awards will be payable in cash, stock or otherwise.

Cash Awards to Employees of Foreign Subsidiaries, Branches or Joint Ventures:

The Committee may provide for special terms, including cash payments and other substitutes for the previously described awards under the 2005 Incentive Compensation Plan for participants who are foreign nationals or who are employed outside the United States of America to accommodate differences in local law, tax policy or custom.

Conditions to Payment of 2005 Incentive Compensation Plan Awards:

If a 2005 Incentive Compensation Plan participant’s employment terminates for any reason other than death, while any award to the participant under the Plan is outstanding and the participant has not received the compensation or stock covered by the award or the full benefit of the award, the participant will receive the remaining stock, compensation or benefit only if the participant continues to make himself or herself available upon request at reasonable times and on a reasonable basis to consult with, supply information to, and otherwise cooperate with WPS Resources or any of its subsidiaries with respect to any matter previously handled by him or her or under his or her supervision and the participant refrains from engaging in any activity that is directly or indirectly in competition with any activity of WPS Resources or any of its subsidiaries. The Committee may waive any forfeiture of 2005 Incentive Compensation Plan awards if it determines that there has not been and will not be any substantial adverse effect on WPS Resources or any of its subsidiaries.

All rights of a participant under any award granted under the 2005 Incentive Compensation Plan will cease as of the date the Committee determines that the participant at any time acted in a manner inimical to WPS Resources or any of its subsidiaries.

The Committee will make appropriate arrangements for deposit of any taxes and other required federal, state or local withholdings prior to distribution of cash, stock or other stock-based awards to any participant.

Transferability of Awards, Options and SARs:

No Annual Performance Right or Performance Stock Right, or until the expiration of any restriction period, no shares of WPS Resources’ common stock covered by any Final Award may be transferred, pledged, assigned or otherwise disposed of by a participant except as permitted by the 2005 Incentive Compensation Plan, without the consent of the Committee, other than by will or the laws of descent and distribution. The Committee may permit the use of stock included in any Final Award as partial or full payment upon exercise of any stock option granted by WPS Resources prior to the expiration of any restriction period relating to the Final Award.

Unless the Committee determines otherwise under the 2005 Incentive Compensation Plan, no Option or SAR or other stock-based award granted under the 2005 Incentive Compensation Plan may be transferred by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant any Option or SAR or other stock-based award granted under the 2005 Incentive Compensation Plan to a participant shall be exercisable only by the participant or his or her guardian or legal representative.

A participant may file with WPS Resources a written designation of a beneficiary or beneficiaries under the 2005 Incentive Compensation Plan subject to any limitations the Committee may from time to time prescribe.

Change in Control:

Unless the Committee determines otherwise at the time of grant, upon the occurrence of a Change in Control:

•	Any awards of Options or SARs outstanding under the 2005 Incentive Compensation Plan that are not vested will become fully vested, and any other awards outstanding under the 2005 Incentive Compensation Plan that are not vested will become fully vested if vesting is based solely upon length of employment or will become fully vested at the Target Level (or if greater, the then projected Final Award) prorated for the portion of the Performance Period then elapsed,

•	Any restrictions or other conditions applicable to outstanding 2005 Incentive Compensation Plan awards will then lapse, and
•	Any of those awards will immediately be paid to the participant.

Change of Control means the occurrence of any one of the following:

•	Any person (other than an employee benefit plan of WPS Resources or of any subsidiary of WPS Resources and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of securities of WPS Resources representing at least 30% of the combined voting power of WPS Resources’ then outstanding securities;
•	One-half or more of the members of WPS Resources’ board of directors ceases to be a “Continuing Director,” i.e., an individual who was a member of the board on May 1, 1997, a successor to a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on WPS Resources’ board of directors or additional directors elected by a majority of the Continuing Directors;
•	Completion of any merger, consolidation or reorganization of WPS Resources with any other corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of WPS Resources other than a shareholder who is an affiliate or associate of any party to such consolidation or merger;
•	Completion of any merger of WPS Resources or share exchange involving WPS Resources in which WPS Resources is not the continuing or surviving corporation other than a merger of WPS Resources in which each of the holders of WPS Resources’ common stock immediately prior to the merger have the same proportional ownership of common stock of the surviving corporation immediately after the merger;
•	Completion of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of WPS Resources to a person other than a wholly owned subsidiary of WPS Resources; or
•	Approval by the shareholders of WPS Resources of any plan or proposal for the liquidation or dissolution of WPS Resources.

Amendment and Termination:

The board of directors of WPS Resources may, from time to time, amend or modify the 2005 Incentive Compensation Plan or any outstanding award under the 2005 Incentive Compensation Plan as necessary or desirable to implement Plan Awards or may terminate the 2005 Incentive Compensation Plan or any provision of the 2005 Incentive Compensation Plan. No such action of the board, however, without the approval of the shareholders of WPS Resources may:

•	Increase the total number of shares of WPS Resources’ common stock with respect to which awards may be granted under the 2005 Incentive Compensation Plan or increase certain individual limits specified in the 2005 Incentive Compensation Plan,
•	Extend the terms of the 2005 Incentive Compensation Plan beyond December 31, 2014,
•	Permit any person while a member of the Committee or any other committee of the board administering the Plan to be eligible to receive or hold an award under the 2005 Incentive Compensation Plan; or
•	Permit WPS Resources to decrease the grant price of any outstanding Option or SAR.

Accounting Treatment of Options

Under existing accounting rules, WPS Resources incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of WPS Resources’ common stock on the date of grant. In December 2004, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This standard is effective as of July 1, 2005 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. WPS Resources will adopt the standard as of the effective date and believes it will not have a material effect on its financial statements.

Federal Income Tax Consequences

The federal income tax consequences described in this section are based on laws and regulations in effect on the date of this proxy statement and future changes in those laws and regulations may affect the tax consequences described below. No discussion of state income tax treatment has been included.

Nonqualified Stock Options:

Options granted under the 2005 Incentive Compensation Plan which do not qualify as ISOs will, in general, be subject to the following federal income tax treatment:

•	The grant of a nonqualified option does not give rise to any income tax consequences to either WPS Resources or the participant.
•	The exercise of a nonqualified option generally results in ordinary taxable income to the participant in the amount equal to the excess of the fair market value of the shares at the time of exercise over the option price. A deduction from taxable income is allowed to WPS Resources in an amount equal to the amount of ordinary income recognized by the participant.
•	Upon a subsequent taxable disposition of shares, a participant recognizes short-term or long-term capital gain (or loss) depending on the holding period, equal to the difference between the amount received and the tax basis of the shares, usually the fair market value at the time of exercise, net of any transaction costs.

Incentive Stock Options:

Options granted under the Plan which constitute ISOs will, in general, be subject to the following federal income tax treatment:

•	The grant of an ISO does not give rise to any income tax consequences to either WPS Resources or the participant.
•	No deduction is allowed to WPS Resources on a participant’s exercise of an ISO.
•	A participant’s exercise of an ISO does not result in ordinary income to the participant for regular tax purposes, but may result in the imposition of or an increase in alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year of the ISO exercise, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant’s computation of alternative minimum taxable income in the year of exercise.
•

If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the participant recognizes ordinary taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. The participant recognizes capital gain (long-term or short-term depending upon the holding period) at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO. The participant recognizes capital loss (long-term or short-term depending upon the holding period) at the time of such a disposition to the extent that the fair market value at the time of the exercise of the ISO exceeds the amount of proceeds from the sale. WPS Resources is entitled to a deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary income recognized by the participant.

•	If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise in a taxable transaction, the participant recognizes long-term capital gain or loss at the time of the disposition in an amount equal to the difference between the amount realized by the participant on the disposition and the participant’s basis in the shares. WPS Resources will not be entitled to any income tax deduction with respect to the ISO.

Stock Appreciation Rights:

Any SAR granted under the 2005 Incentive Compensation Plan will, in general, be subject to the following federal income tax treatment:

•	The grant of a SAR does not give rise to any income tax consequences to either WPS Resources or the participant.
•	Upon the exercise of a SAR, the participant recognizes ordinary income equal to the amount of any cash plus the fair market value of any shares of common stock received. WPS Resources is generally allowed a deduction in an amount equal to the income recognized by the participant.

Annual Performance Rights and Performance Stock Rights:

Any Annual Performance Right or Performance Stock Right granted under the 2005 Incentive Compensation Plan will, in general, be subject to the following federal income tax treatment:

•	The grant of an Annual Performance Right or Performance Stock Right does not give rise to any tax consequences to either WPS Resources or the participant.
•	Upon payment of cash pursuant to an Annual Performance Right, the participant recognizes ordinary income equal to the amount of the payment and WPS Resources is generally allowed a deduction in an equal amount.
•	Upon the issuance of WPS Resources’ common stock pursuant to a Performance Stock Right, generally the participant recognizes ordinary income equal to the fair market value of the shares received, or if received subject to certain restrictions, the fair market value of the shares when no longer restricted. The participant recognizes ordinary income on the receipt of Dividend Equivalents.
•	A deduction from taxable income is allowed to WPS Resources in an amount equal to the amount of ordinary income recognized by the participant with respect to the Performance Stock Right.

Internal Revenue Code Sections 162(m) and 280G:

Section 162(m) of the Internal Revenue Code limits WPS Resources’ income tax deduction for compensation paid in any taxable year to certain executive officers to $1 million per individual. Amounts in excess of $1 million are not deductible unless one of several exceptions apply. The Committee intends to grant awards under the 2005 Incentive Compensation Plan that are designed, in most cases, to qualify for one such exception, the performance-based compensation exception. Grants of Options and SARs as well as Annual Performance Rights and Performance Stock Rights can be

structured so as to qualify for this exception. WPS Resources does not anticipate that Section 162(m) will have a material impact on its ability to deduct compensation payable under the 2005 Incentive Compensation Plan. Section 280G of the Internal Revenue Code limits WPS Resources’ income tax deduction in the event there is a change in control of WPS Resources. Accordingly, all or some of the amount which would otherwise be deductible may not be deductible with respect to those Annual Performance Rights, Performance Stock Rights, Options and SARs that become immediately exercisable or payable in the event of a change in control of WPS Resources.

Other Disclosures

Market Price of Common Stock:

The closing price of a share of WPS Resources’ common stock on the New York Stock Exchange on March 15, 2005 was $54.34.

New Plan Benefits:

The number and amount of awards under the 2005 Incentive Compensation Plan has yet to be determined. The Committee pursuant to the terms of the 2005 Incentive Compensation Plan will determine the number and nature of the 2005 Incentive Compensation plan awards. In 2004, 129 employees received grants under the 2001 Omnibus Incentive Compensation Plan. See “Option Grants to Named Executives in Last Fiscal Year” for information relating to the stock options rights granted to WPS Resources’ five most highly compensated executive officers. The table below shows the tentative performance share grants at target remaining to be awarded under the 2001 Omnibus Incentive Compensation Plan as of December 31, 2004, to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all officers who are not executive officers, as a group.

Outstanding Target Performance Share Grants

2001 Omnibus Incentive Compensation Plan

Name and Position	Dollar Value ($)	Performance Shares
Larry L. Weyers Director, Chairman, President, and CEO	$1,950,139	39,034
Phillip M. Mikulsky Executive Vice President - Development	668,515	13,381
Mark A. Radtke President - WPS Energy Services, Inc. and WPS Power Development, Inc.	371,553	7,437
Daniel J. Verbanac Chief Operating Officer - WPS Energy Services, Inc.	261,091	5,226
Joseph P. O’Leary Senior Vice President and Chief Financial Officer	368,855	7,383
Executive Group (all 13 officers as a group)	4,813,746	96,352
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	1,703,086	34,089

The dollar values of the performance share grants presented in the table above are based on WPS Resources, December 31, 2004, common stock price of $49.96.

Required Vote:

The affirmative vote of a majority of the votes cast on the proposal by the holders of WPS Resources’ common stock is required for approval and ratification of the Plan, provided that a majority of the outstanding shares of WPS Resources’ common stock are voted on the proposal. Any shares not voted (whether by abstention, broker nonvote or otherwise) may prevent the proviso from being satisfied, but if such proviso is satisfied, will have no impact on the vote.

The board recommends that you vote “FOR” the approval of the 2005 Omnibus Incentive Compensation Plan. Proxies solicited by the board of directors will be voted “FOR” approval and ratification of the proposed 2005 Omnibus Incentive Compensation Plan unless the shareholder has specified otherwise.

APPROVAL OF PROPOSED AMENDED AND RESTATED

WPS RESOURCES CORPORATION

DEFERRED COMPENSATION PLAN

On May 3, 2001, at the Annual Meeting of Shareholders of WPS Resources, shareholders approved the WPS Resources Corporation Deferred Compensation Plan as amended and restated effective January 1, 2001 (the “Deferred Compensation Plan”). On February 10, 2005, the board of directors of WPS Resources approved the amendment and restatement of the Deferred Compensation Plan, effective as of January 1, 2005.

The following summary description of the Deferred Compensation Plan is subject in all respects to the full text of the amended and restated Deferred Compensation Plan. A copy of the Deferred Compensation Plan will be furnished without charge to any person entitled to receive a copy of WPS Resources’ Form 10-K upon written request to WPS Resources Corporation, Attention: Barth J. Wolf, Secretary and Manager - Legal Services, P.O. Box 19001, Green Bay, Wisconsin 54307-9001.

The Deferred Compensation Plan permits key employees of WPS Resources and its subsidiaries and affiliates to defer a portion of their base compensation, annual bonus awards and long-term performance awards under the WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan (the “2001 Omnibus Incentive Compensation Plan”) and, if approved at this annual meeting, under the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan (the “2005 Incentive Compensation Plan”) and in most cases, to allocate the amount deferred among the hypothetical investment accounts available under the Deferred Compensation Plan. The accounts are bookkeeping accounts, which serve solely as a device for determining the amount of benefits accumulated by a participant and do not create or imply an obligation on the part of WPS Resources to fund such benefits. In addition, the Deferred Compensation Plan includes both mandatory and voluntary components for the directors of WPS Resources.

Objective:	The purpose of the Deferred Compensation Plan is to attract and retain key management employees possessing a strong interest in the successful operation of WPS Resources or its subsidiaries or affiliates and encourage their continued loyalty, service and counsel to WPS Resources and its subsidiaries and affiliates.

Eligibility and Participation:	Eligibility is limited to executives and directors of WPS Resources, its subsidiaries, or affiliates. “Executive” for this purpose means a common law employee of WPS Resources or any direct or indirect subsidiary of WPS Resources and certain employees of entities in which WPS Resources or one of its subsidiaries holds an ownership interest who has been designated by the Compensation Committee of WPS Resources’ board of directors (“Committee”) as being eligible to participate in the Deferred Compensation Plan. As of January 1, 2005, there were 54 employees who would be eligible to participate in the Deferred Compensation Plan.

Administration:	The Committee will administer and interpret the Deferred Compensation Plan and supervise preparation of compensation deferral elections and forms.

Employee Deferral of Base Compensation:	A participating employee may elect to defer from 1% to 100% (or such lesser percentage as may be established by the Committee) of the participant’s base compensation. Base Compensation means the base monthly salary or wage payable by a participating employer for services performed, prior to deferrals under the Deferred Compensation Plan and contributions by the participant to any other employee benefit plan maintained by a participating employer, but excludes extraordinary payments, such as overtime, bonuses, meal allowances, reimbursed expenses, termination pay, moving pay, commuting expense, severance pay, non-elective deferred compensation payments or accruals, stock options, and the value of employer-provided fringe benefits or coverage.

Employee Deferral of Annual Cash Bonus Awards:	A participating employee may elect to defer from 1% to 100% (or such lesser percentage as may be established by the Committee) of any annual cash bonus that is awarded and would otherwise be paid to the participating employee for any year under the 2001 Omnibus Incentive Compensation Plan or the 2005 Incentive Compensation Plan. The portion of any such amount that a participating employee elects to have credited to the Incentive Stock Unit Account (described below) is converted to stock units and credited to the Incentive Stock Unit Account together with a 5% premium, e.g., a participating employee who defers all or a portion of the annual cash bonus is credited with stock units that are “purchased” on a dollar-for-dollar basis with the employee’s deferral, and additional stock units with a value equal to 5% of the amount deferred (the “Annual Bonus Premium”). The Annual Bonus Premium applies only to annual cash bonus amounts that the participating employee elects to defer and allocates to the Incentive Stock Unit Account. The Annual Bonus Premium does not apply to any other amount.

Employee Deferral of Stock Based Compensation:	A participating employee may elect to defer from 1% to 100% (or such lesser percentage as may be established by the Committee) of performance shares or other stock-based compensation (other than stock options and stock appreciation rights) that are awarded and would otherwise be paid to the participating employee for any year under the 2001 Omnibus Incentive Compensation Plan or the 2005 Incentive Compensation Plan. A participating employee may defer gains on stock options and stock appreciation rights only if the Committee determines to permit such deferrals (which, to date, the Committee has not done).

Matching Contribution and Other Employer Credits for Employees:	If a participating employee’s deferrals of base compensation and annual bonus under the Deferred Compensation Plan result in the employee receiving a reduced matching contribution under Wisconsin Public Service Corporation’s Employee Stock Ownership Plan (because the employee had less compensation considered for purposes of Wisconsin Public Service Corporation’s 401(k) plan and Employee Stock Ownership Plan), the employee will receive a matching contribution credit, in the form of stock units, under the Deferred Compensation Plan (the “Matching Contribution Credit”). The Matching Contribution Credit will equal the difference (if any) between the matching contribution actually received by the employee under the Employee Stock Ownership Plan and the matching contribution that the employee would have received under the Employee Stock Ownership Plan if base compensation and annual bonus amounts deferred by the employee under the Deferred Compensation Plan had instead been payable to the employee and had the employee’s deferral election under Wisconsin Public Service Corporation’s 401(k) plan, applied to such amounts. In addition, the Compensation Committee, in its discretion, may award other deferred compensation credits to such employees and in such amounts as it determines (the “Other Employer Credits”).

Director Deferrals and Credits:	A portion of a director’s annual compensation is automatically deferred and credited to the Director Deferred Stock Unit Account under the Deferred Compensation Plan. These amounts are allocated directly to the Director Deferred Stock Unit Account, and the director has no discretion to have the amounts credited or transferred to another of the hypothetical investment options. In addition, a director may elect to defer from 1% to 100% (or such lesser percentage as may be established by the Committee) of any remaining director compensation, which the director may allocate among the hypothetical investment options established under the Deferred Compensation Plan. The Annual Bonus Premium that applies with respect to certain employee deferrals is not applicable to director deferrals or credits.

Hypothetical investment accounts are established as devices for determining the amount of benefits accumulated by a participating employee or director under the Deferred Compensation Plan and prior deferred compensation programs, including the following accounts:

Reserve Account A has been credited with the reserve account balance accumulated by a participating employee or director as of December 31, 1995, under a prior deferred compensation program of Wisconsin Public Service Corporation. Except for attributed earnings, no further contributions or credits of any kind will be made to this account. Balances of participating employees or directors in Reserve Account A are credited with an interest equivalent for each month at a rate equal to the greater of (i) 0.5% or (ii) 1/12th of the consolidated return on equity of WPS Resources and all of its consolidated subsidiaries (“ROE”) for the 12 month period ended on the preceding September 30 for the months of January through March and October through December and for the 12 month period ended on the preceding March 31 for the months of April through September. The ROE for the year ended December 31, 2004 was 13.45%. Alternative (ii) will not apply to a participating employee who terminates employment with a participating employer prior to age 55 and prior to a change of control as defined below, unless the Committee determines otherwise.

Reserve Account B is credited with that portion of deferrals of base compensation and annual bonus awards which a participating employee or director elects to allocate to this account. Participant balances in Reserve Account B will be credited with an interest equivalent for each month at a rate equal to the greater of (i) 0.5% or (ii) 70% of 1/12th of the ROE for the 12 month period ended on the preceding September 30 for the months of January through March and October through December and for the 12 month period ended on the preceding March 31 for the months of April through September. Alternative (ii) will not apply to a participating employee who terminates employment with a participating employer prior to age 55 and prior to a change of control as defined below, unless the Committee determines otherwise.

The Committee may revise the interest equivalent rate for Reserve Accounts A and B or the manner in which such rate is calculated, but may not reduce the rate below 6% per annum.

Incentive Stock Unit Account is a “buy only” account limited to that portion of deferrals of annual bonus awards which the participating employee elects to allocate to this account, deferrals of performance share awards under the 2001 Omnibus Incentive Compensation Plan or the 2005 Incentive Compensation Plan, Matching Contribution Credits, and/or Other Employer Credits. A participating employee is not permitted to reallocate amounts that are credited to the Incentive Stock Unit Account to any of the other hypothetical investment accounts.

Base Stock Unit Account is credited with that portion of a deferral of base compensation which a participating employee elects to allocate to this account.

Deferrals to the Incentive Stock Unit Account and the Base Stock Unit Account, dividends payable on stock units and any Matching Contribution Credits, will be converted for record keeping purposes, into whole and fractional stock units with fractional units calculated to four decimal places based on the closing price of WPS Resources common stock as reported in the New York Stock Exchange Composite Transactions in The Wall Street Journal on the date the deferrals are credited to a participant’s account. Participating employees electing to allocate deferrals to, or otherwise receiving credits under, the two stock accounts will have no rights of a shareholder resulting from the stock units in their accounts. WPS Resources may, however, elect to have shares of WPS Resources common stock purchased by the Trust in an amount equal to a portion of the stock units in the stock accounts. Although participants under the Deferred Compensation Plan will have no proprietary interest in shares purchased by the Trust and will remain general unsecured creditors of WPS Resources with respect to amounts deferred under the Deferred Compensation Plan, shares held by the Trust for purposes of exercising voting rights are allocated proportionately to the share units in the respective stock accounts of participating employees and voted in accordance with the instructions of such participants.

Director Deferred Stock Unit Account is a “buy only” account limited to the portion of a director’s fees that is automatically converted into WPS Stock Units. A director is not permitted to reallocate amounts credited to the Director Deferred Stock Unit Account to any of the other hypothetical investment options.

The Committee has established certain other hypothetical investment accounts. Such accounts, generally mirror investment options available to the participating employee under Wisconsin Public Service Corporation’s 401(k) savings plan.

Elections to defer base compensation or director fees generally must be made prior to the beginning of the calendar year in which the deferred amount would otherwise be paid. Elections to defer annual bonus awards must be made each year on or before June 30 (or such earlier date as may be established by the Committee). Elections to defer long-term performance incentive awards must be made at least six months prior to the end of the performance period (or such earlier date as may be established by the Committee). The Committee may establish additional requirements with respect to the form and timing of deferral elections.

In accordance with Committee rules, participating employees and directors may elect to reallocate how deferred amounts are deemed to be invested. The right to reallocate the deemed investment of deferred amounts does not apply to amounts deferred prior to July 1, 2001, and does not apply with respect to any amounts credited to the Incentive Stock Unit Account or the Director Deferred Stock Unit Account.

All reallocation elections by a participant who is subject to Section 16 of the Exchange Act of 1934 (“Exchange Act”), however, are subject to review by the Committee prior to implementation. In addition, the following transactions are prohibited: elections to reallocate the deemed investments into WPS Resources Stock Units within six months of an election to reallocate deemed investments out of WPS Resources Stock Units and elections to reallocate the deemed investments out of WPS Resources Stock Units within six months of an election to reallocate deemed investments into WPS Resources Stock Units. These prohibited transactions are void. The Committee may restrict additional transactions, or impose other rules and procedures, to the extent deemed desirable by the Committee in order to comply with the Exchange Act.

It is not possible to predict what benefits will be received under the Deferred Compensation Plan, as amended. The table below shows the shares of WPS Resources common stock allocated as a result of compensation deferred under the Deferred Compensation Plan in 2004, to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all officers who are not executive officers, as a group.

WPS Resources Corporation Deferred Compensation Plan

(Prior to Amendment and Restatement)

Common Stock Deferred in 2004

Name and Position	Dollar Value ($)	Common Stock (#)
Larry L. Weyers Director, Chairman, President, and CEO	$418,683	8,380
Phillip M. Mikulsky Executive Vice President - Development	234,110	4,686
Mark A. Radtke President - WPS Energy Services, Inc. and WPS Power Development, Inc.	165,692	3,317
Daniel J. Verbanac Chief Operating Officer - WPS Energy Services, Inc.	93,705	1,876
Joseph P. O’Leary Senior Vice President and Chief Financial Officer	175,700	3,517
Executive Group (all 13 officers as a group)	1,689,565	33,818
Non-Executive Director Group	470,167	9,506
Non-Executive Officer Employee Group	627,011	12,550

The dollar values of the deferred common stock presented in the table above are based on WPS Resources, December 31, 2004, common stock price of $49.96.

Distributions from Deferred Compensation Plan accounts are made in 1 to 15 annual installments, as elected by the participating employee or director and commence within 60 days following the end of the calendar year in which occurs the 6-month anniversary of the participating employee’s retirement or termination of employment or the director’s termination of service, unless the employee or director has selected a later commencement date. A participating employee or director may modify a distribution election but such revision will take effect only if certain conditions are satisfied. With respect to amounts deferred prior to January 1, 2005, the revised distribution election will take effect only if the participant remains employed by WPS Resources or a subsidiary or affiliate of WPS Resources for 12 consecutive months following the revised election. With respect to amounts deferred after December 31, 2004, a revised distribution election is permitted only if the participant is selecting a longer installment period and deferring distribution commencement for at least five years. For purposes of determining distribution amounts, share units in the Stock Accounts will be valued on the basis of the closing price as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions on January 21 (or if not a trading day the next preceding trading day) of each year.

Distributions attributable to a participant’s stock accounts will be made in whole shares of common stock of WPS Resources. Distributions attributable to Reserve Account A and Reserve Account B and other hypothetical investment accounts will be made in cash. Unless a participant otherwise elects, income tax on each distribution will be withheld from the cash portion of the distribution and WPS Resources common stock will be used to satisfy withholding obligations only to the extent that the cash portion of the distribution is insufficient.

The Deferred Compensation Plan provides that, subject to adjustment as described below, the total number of authorized but previously unissued shares of common stock of WPS Resources which may be distributed to participants pursuant to the Deferred Compensation Plan is 750,000, which number is not reduced by or as a result of (i) any cash distributions pursuant to the Deferred Compensation Plan or (ii) the distribution to participants pursuant to the Deferred Compensation Plan of shares of common stock of WPS Resources that relate to an award of shares originally made (and charged against the pool of available shares) under the 2001 Omnibus Incentive Compensation Plan or the 2005 Incentive Compensation Plan. Of the 750,000 total shares, 250,000 represent shares already approved by shareholders (of which 47,417 shares have been issued) and 500,000 represent additional shares to be available upon the approval of the amended and restated WPS Resources Corporation Deferred Compensation Plan being requested at WPS Resources’ 2005 annual meeting. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of WPS Resources affecting its common stock, adjustment will be made in the number and class of shares which may be distributed pursuant to the Deferred Compensation Plan as may be determined to be appropriate and equitable by the Committee in its sole discretion.

The Deferred Compensation Plan is intended to operate in full compliance with the insider trading liability rules under Section 16 of the Exchange Act. The Committee will administer the Deferred Compensation Plan so that transactions under the Deferred Compensation Plan will be in compliance with Section 16 of the Exchange Act and will have the right to restrict any transaction or impose other rules and requirements to the extent it deems necessary or desirable for that compliance.

Special Rules Applicable in Event of Change of Control:	The board of directors of WPS Resources may amend the Deferred Compensation Plan in anticipation of a “change of control.” These amendments may include the elimination of stock units and the reallocation of the value of the stock units to Reserve Account B.

Upon a change in control, the rate of interest equivalent to be credited to Reserve Account A and Reserve Account B will be the greater of the rate of interest equivalent calculated based upon the consolidated return on equity to common shareholders of WPS Resources or any successor corporation and all subsidiaries and a rate equal to 2% above the prime lending rate of US Bank N.A. or its successor. With respect to Reserve Account B, the alternative minimum rate based on the prime lending rate of US Bank N.A. or its successor will cease to apply on the third anniversary of the change in control for participating employees who are then actively employed by WPS Resources or any successor to WPS Resources or affiliate of a successor company.

Following a change in control WPS Resources may not, without the written consent of any affected participants or beneficiary of a deceased participant, amend or take action to terminate the Deferred Compensation Plan that would:

•      Decrease the number or type of investment options,

•      Cause an account to be valued less frequently than quarterly,

•      Impair or limit a participating employee’s right to reallocate account balances,

•      Decrease the interest credited under Reserve Account A or Reserve Account B, or

•      Eliminate distribution options or terminate distribution elections then in effect.

Except as otherwise provided in an employment contract of a participating employee total payments under the Deferred Compensation Plan will be limited to one dollar less than the maximum amount that would cause the payment to constitute an “excess parachute payment” and subject the participating employee to the tax imposed by Section 4999 of the Internal Revenue Code.

Amendment or Termination:	Except as otherwise described above with respect to amendments following a change in control, the board may, at any time, amend or terminate the Deferred Compensation Plan without the consent of the participants or beneficiaries of participants, provided, however, that no amendment or termination may reduce any account balance accrued on behalf of a participating employee to the date of such amendment or termination, and, in accordance with federal tax laws, termination of the Deferred Compensation Plan will not, except in certain limited situations, result in accelerated distributions to plan participants.

Unfunded Plan:	The Deferred Compensation Plan is unfunded for purposes of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Trust established to facilitate payments under the Deferred Compensation Plan is consistent with the “unfunded” status of the Deferred Compensation Plan. The right of a participant to receive a distribution under the Deferred Compensation Plan will be an unsecured claim.

Required Vote:	The affirmative vote of a majority of the votes cast on the proposal by the holders of WPS Resources’ common stock is required for approval and ratification of the Plan, provided that a majority of the outstanding shares of WPS Resources’ common stock are voted on the proposal. Any shares not voted (whether by abstention, broker nonvote or otherwise) may prevent the proviso from being satisfied, but if such proviso is satisfied, will have no impact on the vote.

The board recommends that you vote “FOR” approval of the amended and restated Deferred Compensation Plan. Proxies solicited by the board of directors will be voted “FOR” approval of the Deferred Compensation Plan, unless the shareholder has specified otherwise.

BOARD COMMITTEES

Committee Membership

The following table lists the board committees, their members as of December 31, 2004, and the number of board and board committee meetings in 2004.

2004 Board Committees
Director (*Chairman)	Board	Audit	Compensation	Financial	Governance
Richard A. Bemis	X	X *

Albert J. Budney, Jr.	X	X			X *

Ellen Carnahan	X	X			X

Robert C. Gallagher	X		X	X

Kathryn M. Hasselblad-Pascale	X		X *

James L. Kemerling	X			X *

John C. Meng	X		X	X

William F. Protz, Jr.	X	X			X

Larry L. Weyers	X *

Meetings in 2004	10	7	9	6	5

In 2004, all directors attended a minimum of 75 percent of the aggregate number of (1) all board meetings and (2) their assigned committee meetings. Under WPS Resources’ Corporate Governance Guidelines all directors are expected to attend the annual meeting of shareholders. All directors attended the 2004 annual meeting.

The board of directors selected Robert C. Gallagher, to serve as lead director, for a one-year term, effective January 1, 2005. As lead director, Mr. Gallagher will preside at all executive sessions of the non-management directors. An executive session of non-management directors (without management present) is held at each regularly scheduled board meeting with the lead director presiding. Any shareholder wishing to communicate with the lead director may contact Mr. Gallagher by sending a written communication, addressed to the lead director, care of WPS Resources’ Corporate Secretary, WPS Resources Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001. The corporate secretary will ensure that this communication (assuming it is properly marked to the lead director) is delivered to Mr. Gallagher.

Other directorships held by our directors, in any company registered under or subject to the Securities Exchange Act of 1934, include the following:

Richard A. Bemis - W. H. Brady Company, Milwaukee, WI

Robert C. Gallagher - Associated Banc-Corp, Green Bay, WI

James L. Kemerling - Badger Paper Mills, Inc., Peshtigo, WI

John C. Meng - Associated Banc-Corp, Green Bay, WI

Audit Committee

In 2004, the audit committee consisted of four independent directors of WPS Resources: Richard A. Bemis - Chairman, Albert J. Budney, Jr., Ellen Carnahan and William F. Protz, Jr. The WPS Resources board of directors has determined that all four members meet audit committee financial expert requirements as defined by the Securities and Exchange Commission. None of the members of the WPS Resources audit committee are members of any other public company’s audit committee.

WPS Resources’ securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the audit committee meet the independence standards of Section 303.01(B)(2) and (3) of the listing standards of the New York Stock Exchange and Section 10A-3 and Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The audit committee is directly responsible for the appointment, compensation and oversight of Deloitte & Touche LLP as its independent registered public accounting firm. Deloitte & Touche reports directly to the audit committee. The committee is responsible to oversee the resolution of any disagreements between Deloitte & Touche and management.

A written charter defining the responsibilities of the audit committee has been adopted.

The information contained in this proxy statement with respect to the audit committee charter and the independence of the members of the audit committee shall not to be deemed to be “soliciting material” or deemed to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically requested by WPS Resources or incorporated by reference in documents otherwise filed.

Fees paid to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to WPS Resources and Wisconsin Public Service by Deloitte & Touche LLP for professional services performed for 2004 and 2003:

Fees	2004	2003
Audit Fees (a)	$2,050,083	$1,555,124
Audit Related Fees (b)	197,415	142,067
Tax Fees	-	-
All Other Fees (c)	14,345	36,396
Total Fees	$2,261,843	$1,733,587

a)	Audit Fees. Consists of aggregate fees billed to WPS Resources and Wisconsin Public Service by Deloitte & Touche LLP for professional services rendered for the audits of the annual consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports and audits of the effectiveness of, and management’s assessment of the effectiveness of, internal control over financial reporting, of WPS Resources and its subsidiaries. Audit fees also include services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements, including comfort letters, consents and other services related to Securities and Exchange Commission matters, and consultations arising during the course of the audits and reviews concerning financial accounting and reporting standards.

b)	Audit Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements or internal control over financial reporting and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with potential transactions, and consultations concerning financial accounting and reporting standards.

c)	All Other Fees. Consists of other fees billed to WPS Resources and Wisconsin Public Service by Deloitte & Touche LLP for products and services other than the services reported above. All Other Fees are for software licensing provided in 2004 and 2003. The nature of the software license fees, which include support and learning services, have been deemed to be permissible non-attest services.

In considering the nature of the services provided by the independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent registered public accounting firm and WPS Resources’ management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as those of the American Institute of Certified Public Accountants. Since May 6, 2003, the audit committee has approved in advance 100% of the services described in the table above under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” in accordance with its pre-approval policy.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

The audit committee will annually pre-approve a list of select services and a maximum fee per engagement for these services that would not require management to obtain specific approval from the committee on an individual basis. Other services (not on the pre-approved list or individual engagements for services on the pre-approved list that exceed the dollar limit) would require additional approval of the audit committee. If pre-approval is necessary between audit committee meetings the audit committee chairman, or his designated alternate may provide approval. The audit committee may specifically delegate its pre-approval authority to the chairman and any audit committee member designated as an alternate. Approvals provided by any member to whom authority is delegated must be presented to the full audit committee at its next scheduled meeting. WPS Resources’ external auditors are absolutely prohibited from performing certain non-audit services, including:

•	Bookkeeping or other services related to the accounting records or financial statements;
•	Financial information systems design and implementation;
•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
•	Actuarial services;
•	Internal audit outsourcing services;
•	Management functions or human resources;
•	Broker-dealer, investment advisor or investment banking services;
•	Legal and expert services unrelated to the audit; and
•	Other services the Public Company Accounting Oversight Board chooses to prohibit.

Compensation Committee

The compensation committee consists of three independent directors as defined in the New York Stock Exchange listing standards. Current members are Kathryn M. Hasselblad-Pascale - Chairperson, Robert C. Gallagher and John C. Meng. Its function is to evaluate the performance of the Chief Executive Officer, define and establish executive compensation strategy for WPS Resources and recommend to the board compensation, bonuses and benefits to be paid officers and other key employees.

Governance Committee

The governance committee consists of three independent directors, as defined in the New York Stock Exchange listing standards. Current members are Albert J. Budney, Jr. - Chairman, Ellen Carnahan and William F. Protz, Jr.

The committee provides oversight on the broad range of issues surrounding composition, operation and compensation of the board of directors, identifying and recommending individuals qualified to become board members, and recommending corporate governance guidelines for WPS Resources to the board of directors. The governance committee will consider individuals recommended by shareholders for nomination as a director. Recommendations for consideration by the governance committee should be sent to the Corporate Secretary, WPS Resources Corporation, P.O. Box 19001, Green Bay, Wisconsin 54307-9001, together with appropriate biographical information concerning each proposed nominee. As provided in the WPS Resources By-laws, any proposed nominees and appropriate biographical information must be submitted to the Corporate Secretary between January 28, 2006 and February 22, 2006, for consideration at the 2006 annual meeting. For more detailed information regarding the process to submit an individual for consideration as a director nominee and the qualifications necessary to become a director of WPS Resources, shareholders should review our By-laws, corporate governance guidelines and the governance committee charter. The corporate governance guidelines and charters of the board committees may be accessed on the WPS Resources Web site, www.wpsr.com under “Investor Information” then select “Corporate Governance.” Copies of the WPS Resources Corporate Governance Guidelines can also be obtained by writing to WPS Resources Corporation, Attention: Barth J. Wolf, Secretary and Manager - Legal Services, P.O. Box 19001, Green Bay, Wisconsin 54307-9001.

In identifying potential nominees and determining which nominees to recommend to the board of directors, the governance committee may retain the services of a professional search firm or other third party advisor. In connection with each vacancy, the committee will develop a specific set of ideal characteristics for the vacant director position. The committee will look at nominees it identifies and any nominees identified by shareholders on an equal basis using these characteristics and the general criteria identified below.

The governance committee selects nominees on the basis of knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the board of directors at that time. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. When considering nominees, the committee seeks to ensure that the board of directors as a whole possesses, and individual members possess at least one of the following competencies: (1) accounting and finance, (2) business judgment, (3) management, (4) industry knowledge, (5) leadership and (6) strategy/vision. In addition, the governance committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In screening director nominees, the committee will review potential conflicts of interest, including interlocking directorships and substantial business, civic and social relationships with other members of the board of directors that could impair the prospective nominee’s ability to act independently.

Financial Committee

The financial committee consists of three independent directors. Current members are James L. Kemerling - Chairman, Robert C. Gallagher and John C. Meng. The committee acts in an advisory and consulting capacity to management regarding capitalization, dividend and investment policies and other financial matters. The committee also provides assistance to the board of directors relating to financing strategy, financial policies and financial condition of WPS Resources.

BOARD COMPENSATION

In 2004, each non-management director received:

•	A $20,000 annual retainer,

•	$1,000 for each board meeting attended,

•	$1,000 for each board committee meeting attended,

•	$500 for each telephonic board or board committee meeting attended,

•	$5,000 to serve as lead director,

•	$5,000 for each board committee chairmanship held and

•	736 deferred stock units of WPS Resources common stock under terms of the WPS Resources Deferred Compensation Plan. The market price of a share of WPS Resources common stock on the date of the grant was $47.53. The total value of the grant to each director was $35,000. Additional deferred stock units are granted at each dividend date to reflect an equivalent dividend paid on WPS Resources common stock.

In addition, directors are compensated for expenses incurred to attend board and committee meetings.

Employee directors receive no compensation for serving as directors.

The compensation committee of the board of directors of WPS Resources has adopted stock ownership guidelines for directors to emphasize the importance of linking director and shareholder interests. The target level for stock ownership of directors is five times their annual retainer, including stock based compensation. The directors are encouraged to meet this requirement within a five-year period.

OWNERSHIP OF VOTING SECURITIES

Beneficial Ownership

Based on WPS Resources records and filings made with the Securities and Exchange Commission, we are not aware of any shareholder with beneficial ownership of five percent or more of our common stock. The following table indicates the shares of our common stock and stock options beneficially owned by our executive officers and directors as of February 28, 2005.

		Amount and Nature of Shares Beneficially Owned February 28, 2005

Name and Title		Aggregate Number of Shares Beneficially Owned (7)	Number of Shares Subject to Stock Options	Percent of Shares
Richard A. Bemis Director		12,855	3,000	*
Albert J. Budney, Jr. Director	(1)	3,285	0	*
Ellen Carnahan Director		4,205	0	*
Robert C. Gallagher Director		17,411	0	*
Kathryn M. Hasselblad-Pascale Director	(2)	13,774	3,000	*
James L. Kemerling Director	(3)	9,304	3,000	*
John C. Meng Director	(4)	30,282	3,000	*
William F. Protz, Jr. Director	(5)	157,339	0	*
Larry L. Weyers Director Chairman, President and Chief Executive Officer WPS Resources Corporation		277,229	213,195	*
Phillip M. Mikulsky Executive Vice President - Development WPS Resources Corporation		62,324	35,202	*
Mark A. Radtke President WPS Energy Services, Inc. and WPS Power Development, Inc.		49,942	36,452	*
Joseph P. O’Leary Senior Vice President and Chief Financial Officer WPS Resources Corporation		40,205	34,680	*
Daniel J. Verbanac Chief Operating Officer WPS Energy Services, Inc.		24,293	15,103	*
All 21 directors and executive officers as a group	(6)	903,443	475,821	2.4%

*	Less than one percent of WPS Resources outstanding shares of common stock.

None of the persons listed beneficially owns shares of any other class of our equity securities.

(1)	Includes 500 shares owned by spouse.

(2)	Includes 3,263 shares owned by spouse.

(3)	Includes 800 shares held in an individual retirement account.

(4)	Includes 21,600 shares held in a charitable revocable trust.

(5)	Includes 123,841 shares held in two trusts for which Mr. Protz is the trustee and in which his spouse is a 1/16th beneficiary. As trustee, Mr. Protz controls the voting of the shares and can direct the trust to sell or retain the shares. Also includes 28,428 shares owned by spouse.

(6)	Includes 185,908 shares held in joint tenancy, by spouses, as trustee or held as custodian for children.

(7)	Aggregate number of shares beneficially owned includes shares and share equivalents of common stock held in the Employee Stock Ownership Plan and Trust, the Wisconsin Public Service Corporation Deferred Compensation Trust and all stock options, which are exercisable within 60 days of February 28, 2005. Each director or officer has sole voting and investment power with respect to the shares reported, unless otherwise noted. No voting or investment power exists related to the stock options reported until exercised.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of changes in ownership of our common stock with the Securities and Exchange Commission within two business days following such change. We have reviewed statements of beneficial ownership furnished to us and written representations made by our executive officers and directors. Based solely on this review, we believe that our officers and directors timely filed all reports they were required to file under Section 16(a) in 2004, except for David Harpole who filed one Form 4 late respecting one exempt transaction.

Equity Compensation Plan Information (as of December 31, 2004)

Plan Type/Plan Name	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders
1999 Employee Stock Option Plan	245,320	$33.5071	0
WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan	1,280,122	41.3472	431,150 (2)
WPS Resources Corporation Deferred Compensation Plan	425,487	0	0
Equity Compensation Plans Not Approved by Security Holders
1999 Director’s Stock Option Plan (1)	12,000	25.5000	0
TOTAL	1,962,929	$39.9725	431,150 (2)

(1)	Equity compensation plans not approved by security holders consist solely of the WPS Resources Corporation 1999 Non-Employee Directors Stock Option Plan, which provides stock options to directors at the discretion of the board of directors. The board has not granted any stock options under this plan since 2003, and does not anticipate any further stock options will be issued under this plan. The plan provides that all exercises of options under this plan are to be completed through the use of treasury stock.

(2)	If the 2005 Incentive Compensation Plan is approved, no further grants will be made under the 2001 Omnibus Incentive Compensation Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth cash and other compensation paid to or earned by each of the named executive officers of WPS Resources for the last three fiscal years. Named executive officers include the chief executive officer and the next four most highly compensated executive officers for 2004.

Long-Term Compensation
Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other Annual Compen-	Restricted Stock	Securities Underlying	LTIP	All Other Compen-
Name and Title	Year	Salary	Bonus	sation	Awards	Options	Payouts	sation
		($) (1)	($)	($) (2)	($)(3)	(#)	($)	($) (4)
Larry L. Weyers Director Chairman, President and Chief Executive Officer WPS Resources Corporation	2004 2003 2002	600,000 544,817 539,300	777,060 409,465 358,853	30,078 38,880 26,627	0 0 0	111,607 97,015 99,027	1,161,681 1,058,688 0	25,669 27,837 22,068
Phillip M. Mikulsky Executive Vice President - Development WPS Resources Corporation	2004 2003 2002	312,171 285,087 264,892	278,753 124,104 183,140	14,719 19,026 13,030	0 0 0	37,388 32,032 35,985	424,403 302,625 0	18,121 18,399 16,321
Mark A. Radtke President WPS Energy Services, Inc. and WPS Power Development, Inc.	2004 2003 2002	258,435 233,363 218,885	235,506 144,773 117,236	0 0 0	0 0 0	26,723 18,182 18,852	197,888 91,583 0	13,403 12,423 12,025
Daniel J. Verbanac Chief Operating Officer WPS Energy Services, Inc.	2004 2003 2002	231,750 194,707 174,400	232,329 255,110 113,290	0 0 0	0 0 0	15,313 13,451 12,454	164,366 76,049 0	13,037 12,197 11,411
Joseph P. O’Leary Senior Vice President and Chief Financial Officer WPS Resources Corporation	2004 2003 2002	261,862 234,778 232,400	158,016 98,428 110,264	0 0 0	0 0 0	23,304 17,371 17,781	234,603 120,936 0	7,717 2,065 2,065

(1)	In addition to base compensation, these amounts include elective deferred compensation invested in various investment options for each individual.

(2)	These amounts reflect above-market earnings on elective deferred compensation. Perquisites for the chief executive officer and the other named executive officers were less than $50,000 or 10 percent of the total of salary and bonus for the year and are not listed.

(3)

Performance shares of WPS Resources common stock awarded to each of the named executive officers are reported in the long-term incentive plan table presented later in this proxy report. On December 31, 2004, the closing price of WPS Resources common stock was $49.46. Based on this valuation, total performance shares held at year-end, exclusive of the awards which are reported in column (h) and which were paid out in February 2005, have a value of $1,950,139 for Larry L. Weyers, $668,515 for Phillip M. Mikulsky, $371,553 for Mark A. Radtke, $261,091 for Daniel J. Verbanac and $368,855 for Joseph P. O’Leary.

(4)	All other compensation reported in column (i) above is:

Name and Title	Year	Contributions to Employee Stock Ownership Plan ($)	Deferred Compensation Contribution for ESOP Restoration Benefit ($)	Life Insurance Premiums ($)	Above Market Earnings on Mandatory Deferred Compensation ($)
Larry L. Weyers	2004	10,899	0	4,350	10,420
Phillip M. Mikulsky	2004	10,886	0	3,000	4,235
Mark A. Radtke	2004	8,071	2,767	2,565	0
Daniel J. Verbanac	2004	10,829	0	2,208	0
Joseph P. O’Leary	2004	5,198	0	2,519	0

Agreements with Named Executive Officers

Individual employment and severance agreements exist with each of the named executive officers. The agreements are intended to retain the services of these officers in the event of a change in control of WPS Resources. Each agreement entitles the officer to a continuation of salary and benefits for a maximum period of three years after a change in control. Each employment and severance agreement also provides a cash termination payment should there be a termination of the officer’s employment after a change of control or in anticipation of a change in control. Generally, total termination payments provided are not to exceed the present value of 2.99 times the executive’s average annual salary and annual bonuses for the five years immediately preceding a change of control. Certain named executive officers may receive termination payments, plus a tax gross up payment exceeding 2.99 times average annual salary, portions of which WPS Resources may not be able to deduct for income tax purposes. The termination payments replace all other severance payments to which the executive may be entitled under current severance agreements.

Option Grants to Named Executive Officers in Last Fiscal Year

Individual Grants
Name (a)	Number of securities underlying options/SARs granted (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)	Grant date present value $ (f)
Larry L. Weyers	111,607	34.73%	$48.11	12/08/14	629,463
Phillip M. Mikulsky	37,388	11.64%	$48.11	12/08/14	210,868
Mark A. Radtke	21,629	6.73%	$48.11	12/08/14	121,988
Daniel J. Verbanac	15,313	4.77%	$48.11	12/08/14	86,365
Joseph P. O’Leary	23,304	7.25%	$48.11	12/08/14	131,435

All options reported above will vest at a rate of 25 percent per year beginning December 8, 2005 and ending December 8, 2008. The year-end closing price of WPS Resources stock was $49.96. There were no stock appreciation rights granted to any employee in 2004.

The grant date present value in column (f) above is based on option values of $5.64 per option granted on December 8, 2004. This value was calculated using the standard binomial model. For purposes of determining the value of these options, the following assumptions were made:

Option Value	$5.64
Annual dividend yield	5.19%
Volatility	15.44%
Risk free rate of return	4.40%
Time of exercise	10 years

The annual dividend yield assumption was based on actual dividends and stock prices of WPS Resources common stock over the prior 36-month period to determine an annualized 12-month yield. The risk free rate of return equals the interest rate on 10-year treasuries on the grant date. Due to the lack of experience with the plan, the time of exercise was assumed to be the maximum exercise period of the options. Expected volatility is based on the monthly price of WPS Resources common stock over the three years prior to the grant date.

Aggregated Options Exercised in Last Fiscal Year by Named Executive Officers and FY-End Option Values of Named Executive Officers

			Number of securities underlying unexercised options/SARs at fiscal year end (#)	Value of unexercised in-the-money options/SARs at fiscal year end(1) ($)
Name (a)	Shares acquired on exercise (#) (b)	Value Realized ($) (c)	Exercisable/ Unexercisable (d)	Exercisable/ Unexercisable (e)
Larry L. Weyers	0	0	213,195 / 255,410	2,884,329 / 1,522,834
Phillip M. Mikulsky	0	0	70,990 / 87,269	957,655 / 535,535
Mark A. Radtke	5,500	100,106	36,452 / 48,359	527,164 / 282,653
Daniel J. Verbanac	4,500	64,978	20,103 / 34,674	255,606 / 204,153
Joseph P. O’Leary	0	0	34,680 / 52,371	467,318 / 330,571

(1)	Amounts represent the excess fair market value of the underlying stock at year-end and the exercise price of each option. The year-end stock price was $49.96.

Performance Share (Long-Term Incentive Plan) Awards to Named Executive Officers

Long-Term Incentive Plans – Awards in Last Fiscal Year
	Number of shares, units or other rights (#) (b)	Performance or other period until maturation or payout (c)	Estimated future payouts under non-stock price-based plans
Name (a)			Threshold ($ or #) (d)	Target ($ or #) (e)	Maximum ($ or #) (f)
Larry L. Weyers	12,991	3 Years	-	-	-
Phillip M. Mikulsky	4,352	3 Years	-	-	-
Mark A. Radtke	2,518	3 Years	-	-	-
Daniel J. Verbanac	1,782	3 Years	-	-	-
Joseph P. O’Leary	2,713	3 Years	-	-	-

Performance shares are part of the WPS Resources 2001 Omnibus Incentive Compensation Plan. The program sets performance goals, based on total shareholder return, at the start of each three-year period. Comparison of WPS Resources’ total shareholder return with the shareholder return of a peer group of major publicly traded energy companies, for the three-year period, determines if the performance share awards are ultimately issued, and if so, how many. The number of performance shares initially awarded individuals is based on market levels of incentive compensation and competitiveness of the total compensation package. Award levels are targeted to meet the median of the range of similar awards paid by comparable companies.

Pension Plans

The tables below show the lump sum retirement benefit payable to a covered participant for specified salary levels and years of service under the provisions of the Wisconsin Public Service Corporation Retirement Plan and the WPS Resources Corporation Pension Restoration and Supplemental Retirement Plan in effect January 1, 2005, assuming termination of employment on December 31, 2004:

Pension Plan Table

Lump Sum Retirement Benefits (1) at

January 1, 2005

For Years of Service Indicated

(for hires prior to January 1, 2001)

Final Average Pay(2)	15 Years	20 Years	25 Years	30 Years	35 Years
$ 300,000	$761,850	$962,100	$1,200,000	$1,425,000	$1,650,000
350,000	888,825	1,122,450	1,400,000	1,662,500	1,925,000
400,000	1,015,800	1,282,800	1,600,000	1,900,000	2,200,000
450,000	1,142,775	1,443,150	1,800,000	2,137,500	2,475,000
500,000	1,269,750	1,603,500	2,000,000	2,375,000	2,750,000
550,000	1,396,725	1,763,850	2,200,000	2,612,500	3,025,000
600,000	1,523,700	1,924,200	2,400,000	2,850,000	3,300,000
650,000	1,650,675	2,084,550	2,600,000	3,087,500	3,575,000
700,000	1,777,650	2,244,900	2,800,000	3,325,000	3,850,000
750,000	1,904,625	2,405,250	3,000,000	3,562,500	4,125,000
800,000	2,031,600	2,565,600	3,200,000	3,800,000	4,400,000
850,000	2,158,575	2,725,950	3,400,000	4,037,500	4,675,000
900,000	2,285,550	2,886,300	3,600,000	4,275,000	4,950,000
950,000	2,412,525	3,046,650	3,800,000	4,512,500	5,225,000
1,000,000	2,539,500	3,207,000	4,000,000	4,750,000	5,500,000
1,050,000	2,666,475	3,367,350	4,200,000	4,987,500	5,775,000
1,100,000	2,793,450	3,527,700	4,400,000	5,225,000	6,050,000
1,150,000	2,920,425	3,688,050	4,600,000	5,462,500	6,325,000
1,200,000	3,047,400	3,848,400	4,800,000	5,700,000	6,600,000

(1)	The Pension Plan provides a lump sum benefit, which may be converted into an actuarially equivalent annuity with monthly payments. The benefit is not subject to any deduction for Social Security or other offset.

(2)	“Final Average Pay” is the average of the last 60 months or the 5 highest calendar years’ compensation within the 10-year period immediately proceeding the participant’s termination of employment, whichever is greater.

Pension Plan Table

Lump Sum Retirement Benefits(1) at

January 1, 2005

For Years of Service Indicated

(for hires after December 31, 2000)

Final Average Pay(2)	15 Years	20 Years	25 Years	30 Years	35 Years
$350,000	$507,500	$700,000	$927,500	$1,155,000	$1,382,500
400,000	580,000	800,000	1,060,000	1,320,000	1,580,000
450,000	652,500	900,000	1,192,500	1,485,000	1,777,500

(1)	The pension plan provides a lump sum benefit, which may be converted into an actuarially equivalent annuity with monthly payments. The benefit is not subject to any deduction for Social Security or other offset.

(2)	“Final Average Pay” is the average of the last 60 months or the 5 highest calendar years’ compensation within the 10-year period immediately proceeding the participant’s termination of employment, whichever is greater.

Named executive officers’ compensation for pension purposes differs from annual compensation reported in the Executive Compensation Summary Compensation Table. Pension compensation for the named executive officers is:

Name	2004 Pension Compensation	Years of Service
Larry L. Weyers	$989,966	19
Phillip M. Mikulsky	435,533	33
Mark A. Radtke	403,608	21
Daniel J. Verbanac	373,650	20
Joseph P. O’Leary	357,889	3

Annual benefits payable from the pension plan were subject to a maximum limitation of $165,000 for 2004 under the Internal Revenue Code. The amount of compensation considered for purposes of the pension benefit was limited to $205,000 for 2004 under the Internal Revenue Code. The pension restoration plan provides additional pension benefits for pension restoration plan participants to compensate for any loss of benefit payable under the pension plan caused by the maximum benefit limitation, compensation limitation or any salary deferral under the WPS Resources Corporation Deferred Compensation Plan. Retirement benefits presented in the pension plan tables include the pension restoration benefit.

The WPS Resources Corporation Pension Restoration and Supplemental Retirement Plan provides supplemental monthly payments to its participants. Certain executive officers, including the Chief Executive Officer and each of the other named executive officers, participate in the supplemental retirement plan. Retirement benefits presented in the pension plan tables do not include benefits under the supplemental retirement plan.

Benefits under the supplemental retirement plan are payable if the participant retires or terminates employment after reaching age 55 and completing at least 10 years of credited service or 5 years in the event of termination following a change in control. An eligible participant with 15 or more years of credited service will receive a monthly benefit equal to 60 percent of the participant’s “Final Average Earnings,” reduced by the monthly pension plan benefit and restoration plan benefit to which the participant is entitled or would be entitled had the participant elected an annuity form of payment. “Final

Average Earnings” mean 1/36th of the base compensation and annual bonus paid to the participant during the month in which the participant’s employment is terminated and the immediately preceding 35 months, or during the 3 calendar years immediately preceding the calendar year in which the participant’s employment is terminated. If the participant has fewer than 15 years of credited service, the 60 percent target benefit percentage is reduced by 4 percent for each year by which the participant’s years of credited service is less than 15 years.

Estimated annual benefits to be received by each of the named executive officers under the supplemental retirement plan based on current employment status are as follows:

Named Executive Officers	Estimated Annual Benefits
Larry L. Weyers	$362,799
Phillip M. Mikulsky	121,224
Mark A. Radtke	188,914
Daniel J. Verbanac	195,383
Joseph P. O’Leary	0

COMPENSATION COMMITTEE REPORT1

The compensation committee of the board of directors establishes and administers the executive compensation programs of WPS Resources and its subsidiaries. The committee consists of three independent members of the board of directors. The committee seeks to provide competitive levels of total compensation for WPS Resources’ executives through a mix of base salary, annual short-term incentive pay, long-term incentives and other benefits. The committee believes that incentive pay “at risk compensation” is a key ingredient in motivating executive performance to maximize stockholder value and align executive performance with company objectives and stockholder interests.

The compensation programs are further designed to:

•	Establish a connection between executive compensation and shareholder value, customer satisfaction and employer responsibility;

•	Attract, retain, motivate and develop a highly competent executive staff; and

•	Achieve a balance between fixed and variable pay, as well as between short-term and long-term incentives.

The committee continues to emphasize the importance of linking executive and shareholder interests by defining stock ownership guidelines for executives to further establish that link. The current target level for ownership of WPS Resources common stock by the Chief Executive Officer is three times base salary. The target level for all Presidents and Senior Vice Presidents is two times base salary. The target level for Vice Presidents is one times base salary and for Assistant Vice Presidents and other officers the target is one-half of base salary. All employees subject to the guidelines are expected to achieve the ownership target within five years from the date on which the employee became subject to the guidelines. Common stock beneficially held in an executive’s employee stock ownership plan account, any other beneficially owned common stock, including that earned through incentive plan awards, and common stock equivalents earned through non-qualified deferred compensation programs are included in determining compliance with these guidelines. Shares that executives have the right to acquire through the exercise of stock options or performance shares for which incentive targets have not yet been met are not included in the calculation of stock ownership for guideline purposes until the options are exercised or attainment of the incentive targets are certified by the board of directors.

The executive compensation program consists of:

•	Annual base salary;

•	Annual short-term incentive compensation; and

•	Long-term incentives, consisting of stock options and performance share awards.

Pay levels are based on an analysis of the practices of comparable companies, conducted by a nationally recognized compensation consulting firm. The companies used in this analysis vary by component of pay, and are not the same as the peer companies used in the total shareholder return analysis used to set final performance share awards. Base salaries are determined based on the median of practices at energy industry companies.

Short-term and long-term incentive pay award levels are targeted at market median based on a blend of similarly sized energy services companies and general industry companies. Award ranges, as well as individual award levels, are established based on responsibility level and market competitiveness. Incentive compensation has been provided pursuant to the 2001 Omnibus Incentive Compensation Plan, which was approved by shareholders at the 2001 annual shareholders meeting.

The committee reserves the right to revise compensation levels after considering qualitative and quantitative facts and circumstances surrounding actual or projected financial results, as well as its view of the appropriate balance between base salary, annual incentive and long-term incentive programs.

Base Salary

In 2004, the named executive officers (other than the Chief Executive Officer) received average base salary increases of 8.1%, based on competitive median market data. The committee, based on recommendation of the Chief Executive Officer and its evaluation of the market data previously referenced and the performance of the incumbents, granted these increases. Taking into account these increases, base salary levels for the named executive officers are generally at the median of the market comparison companies.

Short-Term Incentive Compensation

For utility operations, short-term incentive compensation is targeted to the median of equally blended energy services and general industry data of similarly sized companies. For the non-utility businesses, short-term incentive compensation targets are determined by analyzing median competitive compensation data for similar positions and individual performance. The committee bases each participant’s incentive on the attainment of some or all of the following performance goals:

Operation Goals:

•	Customer satisfaction – compared to competitors,

•	System reliability – electric system outages and gas system responsiveness,

•	Safety – the number and severity of accidents,

•	Rate levels – a comparison of rates relative to competitors,

•	Employee diversity.

Financial Goals:

•	Net income.

For the Chief Executive Officer and most executives, the operation goals were weighted at 25 percent and the financial goals were weighted at 75 percent. The board of directors believes it is important to establish performance targets and incentives that align executive compensation with long-term performance, promote value driven decision-making by executives and provide total compensation levels that are competitive in the market.

The named executive officers (other than the Chief Executive Officer) received incentives that were above target for 2004, based on corporate performance above target for nine out of twelve measures within the five operational goals and on net income. As a result, actual total cash compensation levels were above target, as previously defined.

Long-Term Incentive Compensation

In 2004, 50 percent of each executive’s long-term incentive compensation was provided through stock options and 50 percent was provided through performance share awards. Performance share awards are based on total shareholder return of WPS Resources common stock compared to the return on common stock of other energy services companies approved by the committee.

All option grants have strike prices equal to the fair market value of a share of WPS Resources common stock on the date the options are granted. One quarter of the options granted vest each year on the grant anniversary date. All options have a ten-year term from the date of the grant. The committee determined the sizes of the option grants after considering competitive median market data and individual performance.

Performance shares awarded are based on total shareholder return over a three-year period. At the end of the three-year period, the committee makes a relative comparison of WPS Resources’ total shareholder return to the shareholder return on common stock of a long-term incentive peer group (made up of major publicly traded energy companies) approved by the committee for the three-year period, and determines the number (if any) of performance share awards to issue. The number of shares awarded individuals within the plan (at target) is based on market median levels of incentive compensation, competitiveness of the total compensation package and individual performance. A new three-year performance period starts annually.

For the performance period ending on December 31, 2004, WPS Resources performed at the 79th percentile relative to the peer group, and participants (including the named executive officers) earned 172.5% of their target award under the terms of the plan.

Chief Executive Officer Compensation and Evaluation

Chief Executive Officer, Mr. Weyers’ annual base salary was $600,000 for 2004. Based on the committee’s determination after reviewing the energy industry market data referenced previously, as well as assessing the success of WPS Resources at meeting its financial and strategic objectives during 2004, in December 2004, Mr. Weyers was awarded an increase in his base salary to $625,000. After this increase, Mr. Weyers’ base salary is at the median of the peer group. Annual and long-term incentives are targeted to the median of equally blended energy services data and general industry data of similar size companies as provided by the nationally recognized compensation consulting firm. Based on WPS Resources exceeding its net income target, Mr. Weyers received an incentive that was above the targeted level. As such, his total cash compensation was above the median of the peer group.

In December 2004, Mr. Weyers received 111,607 stock options and 12,991 performance share targeted awards, which were at the median level based on the long-term incentive peer group competitive market data. The size of Mr. Weyers’ stock option and performance share grants were determined based on the committee’s assessment of competitive median market data, Mr. Weyers’ individual performance and company performance as a whole. For the performance share cycle from 2002-2004, he was granted a target of 12,656 performance shares. Based on WPS Resources total shareholder return for the 2002-2004 period which ranked at the 79th percentile of all major energy service companies in the long-term incentive peer group. Mr. Weyers received 21,832 shares at the end of this performance cycle.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Chief Executive Officer or other named executive officers to $1,000,000 unless certain requirements are met. Those requirements are:

•	The committee consists entirely of outside directors;

•	Compensation in excess of $1,000,000 must be based upon the attainment of performance goals approved by shareholders; and

•	The committee must certify the attainment of the applicable performance goals.

The committee intends to meet these requirements for compensation that may be paid in excess of $1,000,000; however, it may in appropriate cases make payments even if the compensation is nondeductible under Section 162(m). The committee does consist entirely of outside directors, the shareholders did approve the 2001 Omnibus Incentive Compensation Plan (under which short-term and long-term incentives are provided) at the 2001 annual meeting, and the committee will certify the attainment of the applicable performance goals to allow WPS Resources to comply with Internal Revenue Code requirements to deduct compensation in excess of $1,000,000.

Kathryn M. Hasselblad-Pascale - Chairperson

Robert C. Gallagher

John C. Meng

[1]	This report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by WPS Resources or incorporated by reference in documents otherwise filed.

COMPARATIVE FIVE-YEAR INVESTMENT PERFORMANCE GRAPH1

The following graph presents a five-year comparison of:

•	WPS Resources’ common stock cumulative total return,

•	Standard & Poor’s (“S&P”) 500 Index and

•	Edison Electric Institute (“EEI”) 100 Index for the last five fiscal years.

Comparison of Five-Year Cumulative Total Return2

	1999	2000	2001	2002	2003	2004
WPS Resources	100	156	165	185	232	262

S&P 500 Index	100	91	80	62	80	89

EEI 100 Index	100	148	135	115	142	175

Assumes $100 invested on December 31, 1999 in WPS Resources Common Stock, S&P 500 Index and EEI 100 Index.

[1]	This performance graph is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by WPS Resources or incorporated by reference in documents otherwise filed.

[2]	Total return assumes reinvestment of dividends.

AUDIT COMMITTEE REPORT1

The audit committee reviewed and discussed with management the audited financial statements of WPS Resources including disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operation” as of and for the year ended December 31, 2004. In addition, we have discussed with Deloitte & Touche LLP, the independent registered public accounting firm for WPS Resources, the matters required by auditing standards of the Public Company Accounting Oversight Board and Rule 2-07, “Communication with Audit Committees” of Regulation S-X. The audit committee also reviewed and discussed with management and Deloitte & Touche the assessment and audit of internal control over financial reporting.

The audit committee also received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and discussed the firm’s independence with respect to WPS Resources. We have also discussed with management of WPS Resources and Deloitte & Touche such other matters and received such assurances from them, as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the WPS Resources’ board of directors the inclusion of the audited financial statements in the WPS Resources’ annual report for the year ended December 31, 2004, on Form 10-K.

Audit Committee

Richard A. Bemis - Chairman

Albert J. Budney, Jr.

Ellen Carnahan

William F. Protz, Jr.

[1]	This report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by WPS Resources or incorporated by reference in documents otherwise filed.

OTHER BUSINESS

At the time this proxy statement went to press, no shareholder submitted a proposal meeting the requirements of the Securities and Exchange Commission for inclusion in this proxy or for consideration at our May 19, 2005, annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Our officers, directors and employees may solicit proxies by correspondence, telephone, electronic communications, or in person, but without extra compensation. Banks, brokers, nominees and other fiduciaries may be reimbursed for reasonable charges and expenses incurred in forwarding the proxy soliciting material to and receiving proxies from beneficial owners.

ANNUAL REPORTS

Our 2004 annual report (including financial statements and the report of our independent registered public accounting firm, Deloitte & Touche LLP) is enclosed with this proxy statement. As allowed under Securities and Exchange Commission rules, WPS Resources is delivering only one copy of the 2004 annual report and this proxy statement to multiple shareholders sharing an address unless it has received contrary instructions from one or more of the shareholders. Upon written or oral request, WPS Resources will promptly deliver a separate copy of the 2004 annual report and/or this proxy statement to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder and would like to request an additional copy of the 2004 annual report and/or this proxy statement now or with respect to future mailings (or to request to receive only one copy of the annual report and proxy statement if you are currently receiving multiple copies), please call (920) 433-1727 or write to WPS Resources Corporation, Attention: Barth J. Wolf, Secretary and Manager - Legal Services, P.O. Box 19001, Green Bay, Wisconsin 54307-9001.

An annual report is filed with the Securities and Exchange Commission on Form 10-K. If you are a shareholder and would like to receive a copy of our 2004 Form 10-K, without exhibits, please write to Barth J. Wolf, Secretary and Manager - Legal Services, P. O. Box 19001, Green Bay, Wisconsin 54307-9001.

FUTURE SHAREHOLDER PROPOSALS

Under Rule 14a-8 of the Securities Exchange Act of 1934 shareholder proposals for WPS Resources’ 2006 annual meeting of shareholders must be received no later than December 9, 2005, to be included in the 2006 proxy statement. WPS Resources By-laws allow additional shareholder proposals for the 2006 annual meeting to be accepted between January 28, 2006, and February 22, 2006. However, proposals received in this time frame may not be included in the proxy statement sent to shareholders. In addition, shareholder proposals received outside of this window will be submitted to shareholder vote at the sole discretion of WPS Resources. If WPS Resources chooses to present such proposal at the 2006 annual meeting, the persons named in proxies solicited by the board of directors of WPS Resources for its 2006 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal. Shareholder proposals received after February 22, 2006, will not be considered for submission to shareholders. Proposals should be submitted to Barth J. Wolf, Secretary and Manager - Legal Services, WPS Resources Corporation, P.O. Box 19001, Green Bay, Wisconsin 54307-9001.

WPS RESOURCES CORPORATION

BARTH J. WOLF

Secretary and Manager - Legal Services

Appendix

Filed Pursuant to Instruction 3 of

Schedule 14A, Item 10(c)

WPS RESOURCES CORPORATION

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

Section 1.	PURPOSE AND DEFINITIONS

(a) Purpose. The purpose of the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan is to promote the interests of the Company and its shareholders by (a) attracting and retaining executives and other key employees of outstanding training, experience and ability; (b) motivating them, by means of performance-related incentives, to achieve performance goals; and (c) enabling them to participate in the growth and financial success of the Company. It is intended that this purpose be effected via performance-based incentives and through awards or grants of stock options and various other rights with respect to shares of the Company’s common stock, as provided herein, to such eligible employees (as defined in subsection (b) below).

(b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

(1) An “Affiliate” of, or a person “affiliated” with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and the term “Associate” used to indicate a relationship with any person, means (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(2) The term “Annual Performance Right” shall mean the right to receive up to the amount of compensation described in the Participant’s award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and conditions of the award agreement and the Plan.

(3) A person shall be deemed to be the “Beneficial Owner” of any securities:

(A) which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or (B) securities issuable upon exercise of Rights pursuant to the terms of the Company’s Rights Agreement with Firstar Trust Company, dated as of December 12, 1996, as amended from time to time (or any successor to such Rights Agreement) at any time before the issuance of such securities;

(B) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule 13D under the Act (or any comparable or successor report); or

(C) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section paragraph (B) above) or disposing of any voting securities of the Company.

(4) The term “Board” shall mean the Board of Directors of the Company.

(5) The term “Change in Control” shall mean the occurrence of any one of the following:

(A) any Person (other than any employee benefit plan of WPS Resources Corporation or of any subsidiary of WPS Resources Corporation, any Person organized, appointed or established pursuant to the terms of any such benefit plan or any trustee, administrator or fiduciary of such a plan) is or becomes the Beneficial Owner of securities of WPS Resources Corporation representing at least 30% of the combined voting power of WPS Resources Corporation’s then outstanding securities;

(B) one-half or more of the members of the Board are not Continuing Directors;

(C) there shall be consummated any merger, consolidation, or reorganization of WPS Resources Corporation with any other corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of WPS Resources Corporation other than a shareholder who is an Affiliate or Associate of any party to such consolidation or merger;

(D) there shall be consummated any merger of WPS Resources Corporation or share exchange involving WPS Resources Corporation in which WPS Resources Corporation is not the continuing or surviving corporation other than a merger of WPS Resources Corporation in which each of the holders of WPS Resources Corporation’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(E) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of WPS Resources Corporation to a Person which is not a wholly owned subsidiary of WPS Resources Corporation; or

(F) the shareholders of WPS Resources Corporation approve any plan or proposal for the liquidation or dissolution of WPS Resources Corporation.

(6) The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

(7) The term “Committee” shall mean the committee appointed pursuant to Section 2 to administer the Plan.

(8) The term “Company” shall mean WPS Resources Corporation, or any successor thereto.

(9) The term “Continuing Director” shall mean (i) any member of the Board of Directors of WPS Resources Corporation who was a member of such Board on May 1, 1997, (ii) any successor of a Continuing Director who is recommended to succeed a Continuing

Director by a majority of the Continuing Directors then on such Board, and (iii) additional directors elected by a majority of the Continuing Directors then on such Board.

(10) The term “Covered Executive” shall mean, with respect to each taxable year of the Company, an individual who, on the last day of the taxable year, is the Chief Executive Officer of the Company or among the four highest compensated officers of the Company and its subsidiaries (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(11) The term “Employee” shall mean an employee of the Company or any Subsidiary. The term “Employee” shall also be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company or Subsidiary has a substantial equity interest.

(12) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

(13) The term “Fair Market Value” shall mean the average of the highest and lowest sale prices at which a share of Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of any Option or Stock Appreciation Right or other relevant valuation date. In the event that any Option or Stock Appreciation Right shall be granted, or other relevant valuation date shall occur, on a date on which there were no such sales of Stock on the New York Stock Exchange, the Fair Market Value of a share of Stock shall be deemed to be the average of the highest and lowest sale prices on the next preceding day on which there were such sales.

(14) The term “Final Award” shall mean the amount of compensation or the number of shares of Stock to be awarded finally to the Participant who holds an Annual Performance Right or a Performance Stock Right, as determined by the Committee taking into account the extent to which the Participant has achieved the Performance Goals.

(15) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 6 and such other terms and conditions as may be prescribed by the Committee. An Option may be either an “incentive stock option”, as such term is defined in the Code, or shall otherwise be designated as an option entitled to favorable treatment under the Code (“ISO”) or a “nonqualified stock option” (“NQO”). ISOs and NQOs are individually called an “Option” and collectively called “Options”.

(16) The term “Other Stock-Based Awards” shall mean awards of Stock (including Restricted Stock) or other rights made in accordance with Section 7.

(17) The term “Participant” shall mean an Employee who has been designated for participation in the Plan.

(18) The term “Performance Goals” shall mean, with respect to any Annual Performance Right or Performance Stock Right granted to a Participant who is a Covered Executive, a performance measure that is based upon one or more of the following objective business criteria established by the Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof: asset charge, asset turnover, return on sales, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value-added, environmental health, safety, increase in customer base, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, operations and maintenance reduction, productivity, response time, profits before tax, quality/customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, system reliability, total shareholder return, variable margin and working capital. With respect to any Annual Performance Right or Performance Stock Right granted to a Participant who is not a Covered Executive, performance goals may be based on one or more of the business criteria described above or any other criteria based on individual, business unit, Subsidiary, group or Company performance selected by the Committee. The Performance Goals may be expressed in absolute terms or relate to the performance of other companies or to an index.

(19) The term “Performance Formula” shall mean a formula to be applied in relation to the Performance Goals in determining the percentage, not to exceed 200%, of the Target Award earned by the Participant with respect to a Plan Award.

(20) The term “Performance Period” shall mean the period of time for which performance with respect to one or more Performance Goals with respect to any Annual Performance Right or Performance Stock Right is to be measured, with such period commencing not earlier than 90 days prior to the date of grant of such Annual Performance Right or Performance Stock Right.

(21) The terms “Performance Stock Rights” or “Performance Shares” shall mean the right to receive, without payment to the Company, up to the number of shares of Stock described in the Participant’s award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.

(22) The term “Person” shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

(23) The term “Plan” shall mean the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan as the same may be amended and in effect from time to time.

(24) The term “Plan Awards” shall mean awards or grants of incentive compensation, whether in cash or in the form of Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, or Other Stock Based Awards.

(25) The term “Restricted Stock” or “Restricted Shares” shall mean shares of Stock delivered to (or held in escrow or in a book account for the benefit of) a Participant, subject to such restrictions on the Participant’s right to retain the shares as the Committee shall, in its discretion, determine.

(26) The term “Right” shall mean an Annual Performance Right or a Performance Stock Right, as required by the context.

(27) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 6, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

(28) The term “Subsidiary” shall mean (A) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (B) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company.

(29) The term “Stock” shall mean shares of the Company’s common stock, par value $1.00 per share.

(30) The term “Target Award” shall mean the amount of compensation or the number of shares of Stock, subject to adjustment pursuant to Section 12, to be earned by a Participant under an Annual Performance Right or a Performance Stock Right if all of the Performance Goals are achieved.

Section 2.	ADMINISTRATION

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board consisting of not less than two (2) members of the Board who meet the “outside” director requirements of Section 162(m) of the Code, the independence standards of the New York Stock Exchange and the “non-employee director” requirements of Rule 16b-3(b)(3) under the Exchange Act, or by any other committee appointed by the Board, provided the members of such committee meet such requirements. The Committee shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any qualified performance-based award to cease to qualify for exemption under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

(b) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to make awards under the Plan or to grant waivers pursuant to Section 9, to one or more of its members or to one or more officers of the Company as it shall appoint, and with any such delegation to be subject to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act, or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a “Section 16 Person”) or (2) amend or modify the Plan pursuant to the provisions of Section 15(b). Further, no person to whom authority has been delegated shall grant a Plan Award to himself or herself or otherwise administer or interpret a Plan Award that has been previously granted to such person. To the extent of any such delegation, the term “Committee” when used herein shall mean and include (except for purposes of subsection (c) below) any such delegate.

(c) Eligibility of Committee Members. No person while a member of the Committee shall be eligible to hold or receive a Plan Award.

Section 3.	ANNUAL PERFORMANCE RIGHTS AND FINAL AWARDS

(a) Grant of Annual Performance Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant or authorize the granting of, Annual Performance Rights to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select and in such amount as it shall designate, subject to the provisions of this Section 3.

(b) Maximum Awards. The maximum amount that may be granted to a Covered Executive as a Final Award with respect to one or more Annual Performance Rights during any calendar year during any part of which the Plan is in effect, whether such Final Award is payable in cash or credited to the Covered Executive’s account under the WPS

Resources Corporation Deferred Compensation Plan in accordance with subsection (d) below, shall be $2 million.

(c) Terms and Provisions of Annual Performance Rights. Prior to the grant of any Annual Performance Right, the Committee shall determine the terms and provisions of such Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the amount of compensation earned under such Right as a percentage of the Target Award; (3) the Performance Period, and (4) the effect of the Participant’s termination of employment or death. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement in such form as the Committee may determine.

(d) Final Awards.

(1) As soon as practicable following the completion of the Performance Period relating to any Annual Performance Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Participant achieved the Performance Goals and the amount of compensation to be awarded as a Final Award to the Participant who holds such Right. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, unless the Participant has elected to defer all or a portion of the Final Award in accordance with the procedures set forth in the WPS Resources Corporation Deferred Compensation Plan, the Final Award will be payable to the Participant in cash.

Section 4.	STOCK AVAILABLE FOR PLAN AWARDS

(a) Stock Subject to Plan. The Stock issued under the Plan in satisfaction of Plan Awards may be either authorized and unissued or held in the treasury of the Company.

(1) Aggregate Share Limit. The maximum number of shares of Stock that may be issued under the Plan in satisfaction of Plan Awards, subject to adjustment in accordance with the provisions of Section 12, shall be equal to one million six hundred thousand (1,600,000) shares. Upon this Plan being approved by the Company’s shareholders in accordance with Section 23, no further Plan Awards shall be granted under or pursuant to the WPS Resources Corporation 2001 Omnibus Incentive Compensation Plan (“2001 Plan”); provided, that the 2001 Plan will continue to operate in accordance with its terms with respect to Plan Awards previously granted.

(2) Limit on Full-Value Awards. Of the shares of Stock authorized for issuance under Section 4(a)(1) above, no more than four hundred thousand (400,000) of such shares shall be granted as Performance Shares, Restricted Stock or Other Stock-Based Awards.

(3) Limits on Plan Awards to Covered Executives. In addition to the aggregate share limitations sets forth in Section 4(a)(1) and 4(a)(2) above, the following individual limitations shall apply with respect to Plan Awards granted to any Covered Executive:

(A) The maximum number of shares subject to Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights (not related to Options) that may be granted pursuant to Section 6 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 250,000, subject to adjustment in accordance with the provision of Section 12; and

(B) The maximum number of shares of Stock that may be granted as Final Awards pursuant to Section 5 or as Code Section 162(m) performance-based awards under Section 7 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 50,000, subject to adjustment in accordance with the provision of Section 12.

(b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time while the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to this Section 4, (1) the maximum number of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan, (2) the maximum number of shares of Stock issuable under Performance Stock Rights granted under this Plan, and (3) the number of shares of Stock related to Other Stock-Based Awards granted under this Plan, as determined by the Committee in each case as of the dates on which such Plan Awards were granted.

(c) Terminated, Expired, Unearned or Forfeited Plan Awards. The shares involved in the unexercised or undistributed portion of any terminated, expired, unearned or forfeited Plan Award shall be reinstated to the pool of available shares and shall be made available for further Plan Awards. Notwithstanding the foregoing, in the event any Option or Stock Appreciation Right granted to a Covered Executive is canceled, the number of shares of

Stock subject to such canceled Option or Stock Appreciation Right shall continue to count against the individual limit specified in subsection (a)(3), in accordance with the requirements of Code Section 162(m).

Section 5.	PERFORMANCE STOCK RIGHTS AND FINAL AWARDS

(a) Grant of Performance Stock Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Rights to such officers of the Company and any Subsidiary, and other key salaried Employees, whether or not members of the Board, as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 5 and Section 4.

(b) Terms and Provisions of Performance Stock Rights. Prior to the grant of any Right, the Committee shall determine the terms and provisions of each Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the number of shares of Stock earned under such Right as a percentage of the Target Award; (3) the Performance Period; (4) the period of time, if any, during which the disposition of shares of Stock issuable under such Right shall be restricted as provided in subsection (a) of Section 10, provided, however, that the Committee may establish restrictions applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (5) the effect of the Participant’s termination of employment or death. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement in such form as the Committee may determine.

(c) Dividend Equivalents on Stock Performance Rights.

(1) If the Committee shall determine, each Participant to whom a Right is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Target Award (as adjusted pursuant to Section 12). Any such payment may be made at the same time as a dividend is paid or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”.

(2) Notwithstanding the provisions of subsection (c)(1), the Committee may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of full shares of Stock having a Fair Market Value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until the date that the Final Award is determined, and the shares of Stock covered thereby may be subject to the terms and conditions of the Right to which it relates (including but not limited to the attainment of the Performance Goals) and the terms and conditions of the Plan (including but not limited to Sections 5, 9, 10 and 12), all as determined by the Committee in its sole discretion.

(d) Final Awards.

As soon as practicable following the completion of the Performance Period relating to any Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Participant achieved the Performance Goals and the number of shares of Stock to be awarded as a Final Award to the Participant who holds such Right. Each Final Award shall represent only full shares of Stock, and any fractional share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(1) Following the determination of each Final Award, unless the Participant has elected to defer all or a portion of the Final Award in accordance with the procedures set forth in the WPS Resources Corporation Deferred Compensation Plan or unless the Committee has directed an alternate form of distribution, the Company shall issue or cause to be issued certificates for the number of shares of Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of this subsection (d) and Sections 9, 10 and 12. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Committee has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Right pursuant to subsection (c) of this Section 5, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents.

Section 6.	OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Grant of Options.

(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers of the Company and any Subsidiary, and other key salaried Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 6 and Section 4. Each Option granted pursuant to the Plan shall be a NQO unless designated by the Committee at the time of grant as an ISO.

(2) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized. Any individual may hold more than one Option.

(b) Price. In the case of each Option granted under the Plan the option price shall be the Fair Market Value of Stock on the date of grant of such Option; provided, however, that the Committee may in its discretion fix an option price in excess of (but not lower than) the Fair Market Value of Stock on such date.

(c) Grant of Stock Appreciation Rights.

(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Stock Appreciation Rights to such officers of the Company and any Subsidiary, and other key salaried Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 6 and Section 4. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Committee. If the Stock Appreciation Right is granted independently of an Option, the grant price of such Stock Appreciation Right shall be the Fair Market Value of Stock on the date of grant; provided, however, that the Committee may, in its discretion, fix a grant price in excess of (but not less than) the Fair Market Value of Stock on such grant date.

(2) Upon exercise of a Stock Appreciation Right that is not a Fixed Term Stock Appreciation Right (as defined below), the Participant will be entitled to receive, without payment to the Company, that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price, by (ii) the Fair Market Value of a share of Stock on the exercise date; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or relevant portion thereof. Except as may be permitted without causing the Stock Appreciation Right to constitute “deferred compensation” subject to Code Section 409A, a Stock Appreciation Right that is not a Fixed Term Stock Appreciation Right (as defined below) will be settled solely in Stock (together with cash for any fractional share). A Fixed Term Stock Appreciation Right means a Stock Appreciation Right under which the Participant is not able to control the exercise date, but under which the Stock Appreciation Right establishes a fixed term (mandatory exercise date) at which time the Stock Appreciation Right will be valued and any payment to the Participant made. A Fixed Term Stock Appreciation Right may be settled in Stock or cash, as determined by the Committee in its discretion.

(d) Terms and Conditions.

(1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right shall be exercised beyond ten years from the date of grant.

(2) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate the consideration received upon exercise of the Tandem SAR.

(4) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.

(e) Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

(f) Payment for Option Shares.

(1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in such manner as is provided in the applicable award agreement, which may include payment through a cash-less exercise executed through a broker.

(2) Unless the Committee shall provide otherwise in any award agreement, any payment for shares of Stock purchased upon exercise of an Option granted hereunder may be made in cash, by delivery of shares of Stock beneficially owned by the Participant, or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise. Any such shares of Stock so delivered shall be valued at their Fair Market Value on the date of such exercise. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

Section 7.	OTHER STOCK-BASED AWARDS

(a) Grants of Other Stock-Based Awards. The Committee, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such officers of the Company and its Subsidiaries, and other key salaried Employees, whether or not members of the Board, as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock, may include, but are not limited to, awards of Restricted Stock or Plan Awards denominated in the form of “stock units”, grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 6. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 4) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

(c) Consideration for Other Stock-Based Awards. In the discretion of the Committee, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

Section 8.	CASH AWARDS TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR BRANCHES OR JOINT VENTURES

In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the

Participant receive cash, in such amount as the Committee may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Committee may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 8 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

Section 9.	PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

(a) Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the compensation or Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or compensation or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have (1) made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary, and (2) refrained from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary.

(b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant’s non-fulfillment of any condition set forth in subsection (a) of this Section 9, such Participant’s rights under any Plan Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(1) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary by reason of the nonfulfillment of such condition; and

(2) with respect to any other such Participant, such waiver may be granted by the Committee (or any delegate thereof) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c) Effect of Inimical Conduct. Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant’s employment) acted in a manner inimical to the best interests of the Company or any Subsidiary.

(d) Tax and Other Withholding. Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under Section 5(c)) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution. The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type.

Section 10.	NON-TRANSFERABILITY OF PLAN AWARDS; RESTRICTIONS ON DISPOSITION AND EXERCISE OF PLAN AWARDS

(a) Restrictions on Transfer of Rights or Final Awards. No Right or, until the expiration of any restriction period imposed by the Committee, no shares of Stock covered by any Final Award, shall be transferred, pledged, assigned or otherwise disposed of by a

Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any other stock option plan of the Company prior to the expiration of any restriction period relating to such Final Award.

(b) Restrictions on Transfer of Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Option or Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

(c) Restrictions on Transfer of Certain Other Stock-Based Awards. Unless the Committee determines otherwise, no Other Stock-Based Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other Stock-Based Award shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

(d) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.

Section 11.	DESIGNATION OF BENEFICIARIES

Any benefits due and payable to a Participant following the Participant’s death shall be paid to the executor or administrator of the Participant’s estate (or to such person as the executor or administrator of the estate may certify as being eligible to receive such award as a result of the operation of the Participant’s last will and testament or the application of the laws of intestate succession), and upon any such payment, the Company, the Plan, the Committee and the members thereof shall not be under any further liability to anyone. Notwithstanding the foregoing, the Committee may, but need not, permit a Participant to file with the Company a written designation of a beneficiary or beneficiaries under the Plan, subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe. A Participant may from time to time revoke or change any such designation of beneficiary. Any designation of a beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to receive any Right, Final Award, Option, Stock Appreciation Right or Other Stock-Based Award, or if applicable law requires the Company to do so, the Committee may recognize only the legal representative of such Participant as the sole beneficiary, in which case the Company, the Plan, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the person entitled to payment pursuant to this Section 11 unless the context otherwise requires.

Section 12.	MERGER, CONSOLIDATION, STOCK DIVIDENDS, ETC.

(a) Adjustments. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares, and in the numbers of shares covered by, and other terms and provisions (including, but not limited to the grant or exercise price of any Plan Award) of outstanding Plan Awards.

(b) Committee Determinations. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.

Section 13.	ACCELERATION OF PAYMENT OR MODIFICATION OF PLAN AWARDS

(a) Acceleration and Modification. The Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, or modify or terminate any Plan Award, including the cancellation of an outstanding Plan Award that is not subject to Code Section 409A in exchange for a cash payment, in each case on such basis and in such manner as the Committee may determine in its sole discretion; provided, however, that in no event shall the Committee “re-price” an Option or Stock Appreciation Right to provide for a grant price that is less than the Fair Market Value of the Stock on the date on which the Option or Stock Appreciation Right was originally granted.

(b) Change in Control. Notwithstanding any other provision of the Plan, unless the Committee determines otherwise at the time of grant, upon the occurrence of a Change in Control:

(1) any Options or Stock Appreciation Rights outstanding as of the date of the Change in Control shall become fully vested (if not previously vested) and shall be subject to the terms of the sale, merger, consolidation or other agreement (the “Agreement”) governing the transaction the consummation of which results in the Change in Control. Such Agreement shall provide for one of the following:

(A) The continuation of such outstanding Options and Stock Appreciation Rights by the Company (if the Company is the surviving corporation);

(B) The assumption of the Plan and such outstanding Options and Stock Appreciation Rights by the surviving corporation or an affiliate of the surviving corporation;

(C) The substitution by the surviving corporation or its parent of options and stock appreciation rights with substantially the same terms and conditions for such outstanding Options and Stock Appreciation Rights;

(D) The full exercisability of such outstanding Options and Stock Appreciation Rights, followed by the cancellation of such Options and Stock Appreciation Rights at the conclusion of the exercise period provided in the Agreement; or

(E) The cancellation of such outstanding Options and Stock Appreciation Rights (whether or not then exercisable) and, in the case of an Option, payment in Stock, cash or cash equivalent, or in the case of a Stock Appreciation Right, a payment in Stock or, if permitted without causing the Stock Appreciation Right to constitute “deferred compensation” under Code Section 409A, Stock, cash or cash equivalent, in either case followed by the cancellation of such Options and Stock Appreciation Rights.

(2) Any other Plan Award outstanding as of the date of such Change in Control, and that are not then vested:

(A) shall become fully vested if vesting is based solely upon length of the employment relationship, or shall become fully vested at the Target Level (or if greater, the then projected Final Award) prorated for the portion of the Performance Period that has been completed as of the date of the Change in Control;

(B) any restrictions or other conditions applicable to the Plan Award shall lapse, and such Plan Award shall become free of all restrictions and conditions; and

(C) such Plan Award shall be immediately paid to the Participant.

Section 14.	RIGHTS AS A SHAREHOLDER

A Participant shall not have any rights as a shareholder with respect to any Stock covered by any Plan Award until such Participant shall have become the holder of record of such Stock.

Section 15.	TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS

(a) Term. No Plan Award shall be granted under the Plan after December 31, 2014 or such earlier date on which the Plan is terminated pursuant to subsection (b) below.

(b) Amendment, Modification and Termination of Plan. The Board may, from time to time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Committee to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Plan Awards, or may terminate the Plan or any provision thereof; provided, however, that no such action of the Board, without approval of the shareholders of the Company, may (1) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan or increase the limits specified in Section 4, (2) extend the term of the Plan as set forth in subsection (a) of this Section 15, (3) permit any person while a member of the Committee or any other committee of the Board administering the Plan to be eligible to receive or hold a Plan Award, or (4) permit the Company to decrease the grant price of any outstanding Option or Stock Appreciation Right to an amount less than the Fair Market Value of the Stock on the date on which the Option or Stock Appreciation Right was granted.

(c) Limitation and Survival. The Committee’s authority to act and to apply the terms of the Plan with respect to any Plan Award granted prior termination of the Plan, and a Participant’s ability to exercise an outstanding Plan award granted prior to termination of the Plan and not otherwise cancelled by the Board, shall survive termination of the Plan.

(d) Amendments for Changes in Law. Notwithstanding anything to the contrary herein, the Board shall have the authority to amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Plan Awards that qualify for beneficial treatment under such rules, without shareholder approval.

Section 16.	INDEMNIFICATION AND EXCULPATION

(a) Indemnification. Each person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Board, the Committee, or of any other committee of the Board administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 17.	EXPENSES OF PLAN

The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.

Section 18.	FINALITY OF DETERMINATIONS

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board, the Committee or any committee of the Board administering the Plan or any committee appointed by the foregoing committees, shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the shareholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.

Section 19.	NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD

(a) No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an Employee or director of the Company or Subsidiary, whether for the duration of any Performance Period, the duration of any vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.

(b) No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Having received an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award grant.

Section 20.	GOVERNING LAW AND CONSTRUCTION

The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with the laws of the State of Wisconsin without regard to the principle of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.

Section 21.	SECURITIES AND STOCK EXCHANGE REQUIREMENTS

(a) Restrictions on Resale. Notwithstanding any other provision of the Plan, no person who acquires Stock pursuant to the Plan may, during any period of time that such person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities Exchange Commission) sell or otherwise transfer such Stock, unless such offer and sale or transfer is made (1) pursuant to an effective registration statement under the Securities Act of 1933 (“1933 Act”), which is current and includes the Stock to be sold, or (2) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated pursuant thereto.

(b) Registration, Listing and Qualification of Shares of Common Stock. Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Stock covered by a Plan Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Plan Award or the purchase or receipt of Stock in connection therewith, no Stock may be purchased, delivered or received pursuant to such Plan Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person receiving or purchasing Stock pursuant to a Plan Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Stock under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

Section 22.	EFFECTIVE DATE

Subject to Section 23 below, the Plan shall become effective January 1, 2005.

Section 23.	VOTE REQUIRED

The affirmative vote of the holders of a majority of the total votes cast on the proposal to approve the Plan at the 2005 annual meeting of shareholders of the Company will be required for approval of the Plan, provided, that the total votes cast on the proposal represents over fifty percent (50%) of all shares entitled to vote on the proposal.

1

WPS RESOURCES CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Shareholders to be held on May 19, 2005

The Shareholder(s) hereby appoints Larry L. Weyers and Barth J. Wolf as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this form, and to vote at their discretion upon such other business as may properly come before the meeting, all the shares of common stock of WPS Resources Corporation held of record by the undersigned on March 24, 2005, at the Annual Meeting of Shareholders to be held on May 19, 2005, at 10:00 a.m. CDT, or any adjournment or postponement thereof.

Please indicate in the comments box below any topics you would like to have addressed as part of management’s presentation at the Annual Meeting of Shareholders on May 19, 2005.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF SHAREHOLDERS OF

WPS RESOURCES CORPORATION

May 19, 2005

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
ACCOUNT NUMBER
- OR -
MAIL - Date, sign, and mail your proxy card in the envelope provided as soon as possible.

Electronic Distribution

If you would like to receive future WPS Resources Corporation proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors for three-year terms or until their successors have been duly elected:		2.	Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for WPS Resources and its subsidiaries for 2005.	☐	☐	☐
		NOMINEES:

☐	FOR ALL NOMINEES	☐ Albert J. Budney, Jr. ☐ James L. Kemerling ☐ John C. Meng	3.	Approve the WPS Resources Corporation 2005 Omnibus Incentive Compensation Plan which authorizes 1.6 million shares of Common Stock for future grants.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Approve the amended and restated WPS Resources Corporation Deferred Compensation Plan which increases the number of shares of Common Stock available for future grants by 500,000 shares.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominees(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS LISTED ABOVE.
				Please indicate in the comments box on the reverse side of this card any topics you would like to have addressed as part of management’s presentation at the Annual Meeting of Shareholders on May 19, 2005.

				Please Check this box if you plan to attend the Annual Shareholders Meeting.			☐

				Number attending ___________
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder Date:	Signature of Shareholder Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.